Exhibit 10.1

EXECUTION VERSION

Scheme Implementation Agreement

Talison Lithium Limited

Talison

Rockwood Holdings, Inc.

Bidder

Clayton Utz

Lawyers

Level 27, QV1 Building 250 St Georges Terrace Perth WA 6000 Australia

GPO Box P1214 Perth WA 6844

T +61 8 9426 8000 F +61 8 9481 3095

www.claytonutz.com

Our reference 60067/17115/80123998

Contents

1.	Definitions and interpretation		1

	1.1	Definitions	1
	1.2	Best and reasonable endeavours	11
	1.3	Business Day	12
	1.4	Knowledge of Talison	12
	1.5	Interpretation	12

2.	Obligations in relation to Scheme and Option Scheme		13

	2.1	Talison to propose Scheme and Option Scheme	13
	2.2	Talison and Bidder to Implement Scheme and Option Scheme	13

3.	Conditions precedent		13

	3.1	Conditions to Scheme	13
	3.2	Conditions to Option Scheme	15
	3.3	General obligations in relation to Conditions	15
	3.4	Obligations in relation to Regulatory Conditions	16
	3.5	Notice in relation to satisfaction of Conditions	17
	3.6	Waiver of Conditions	17
	3.7	Failure of Conditions	18

4.	Implementation of Scheme and Option Scheme		18

	4.1	Talison’s obligations	18
	4.2	Bidder’s obligations	22
	4.3	Dispute as to Explanatory Memorandum	23
	4.4	Reconstitution of Talison Board	24
	4.5	Responsibility statement	24

5.	Scheme Consideration and Option Scheme Consideration		24

	5.1	Bidder’s covenant in respect of the Scheme Consideration	24
	5.2	Bidder’s covenant in respect of the Option Consideration	25

6.	Treatment of Talison Warrants, LTIP Shares and Special Voting Share		25

	6.1	Warrant Commitments	25
	6.2	Talison obligations in respect of Talison Warrants	25
	6.3	LTIP Shares	26
	6.4	Special Voting Share	26

7.	Conduct of business and co-operation		27

	7.1	Conduct of Talison’s business	27
	7.2	Requests for access	27
	7.3	GAM Arrangements	28
	7.4	Cooperation	28

8.	Recommendation, intentions and announcements		29

	8.1	Talison Board Recommendation and Voting Intention	29
	8.2	Confirmation	29
	8.3	Announcement	29

9.	Exclusivity arrangements		30

	9.1	No shop	30
	9.2	No talk and no due diligence	30
	9.3	Notice of Competing Proposal	30
	9.4	Matching right	30

i

	9.5	Normal provision of information	31

10.	Talison Break Fee		31

	10.1	Payment of costs	31
	10.2	Talison Break Fee payable	32
	10.3	Talison Break Fee not payable	32
	10.4	Compliance with law	33
	10.5	Other claims	33

11.	Bidder Break Fee		33

	11.1	Payment of costs	33
	11.2	Bidder Break Fee payable	34
	11.3	Bidder Break Fee not payable	34
	11.4	Compliance with law	34
	11.5	Other claims	34

12.	Liability of directors and employees		34

	12.1	Liability of directors and employees	34
	12.2	Directors’ and officers’ insurance	34
	12.3	Obligations in relation to directors’ and officers’ insurance	35

13.	Representations, warranties and indemnities		35

	13.1	Representations and warranties by Bidder	35
	13.2	Qualification of Bidder Warranties	37
	13.3	Bidder indemnity	37
	13.4	Representations and warranties by Talison	37
	13.5	Qualification of Talison Warranties	39
	13.6	Talison indemnity	40
	13.7	Notifications	40
	13.8	Status of representations and warranties	40
	13.9	Status and enforcement of indemnities	40
	13.10	Acknowledgements	40

14.	Confidentiality and communications		41

	14.1	Confidentiality Deed	41
	14.2	Survival of obligations	41
	14.3	Disclosure on termination of agreement	41
	14.4	Required disclosure	41

15.	Termination		41

	15.1	Limited termination events	41
	15.2	Termination by Bidder	41
	15.3	Termination by Talison	42
	15.4	Effect of termination	42
	15.5	Remedies	43

16.	Notices		43

	16.1	How notice to be given	43
	16.2	When notice taken to be received	44

17.	GST		44

	17.1	Interpretation	44
	17.2	Reimbursements and similar payments	45
	17.3	GST payable	45

18.	Entire agreement		45

ii

19.	General		45

	19.1	No representation or reliance	45
	19.2	Amendments	46
	19.3	Assignment	46
	19.4	Consents	46
	19.5	Costs	46
	19.6	Counterparts	46
	19.7	Further acts and documents	46
	19.8	No merger	46
	19.9	Severance	46
	19.10	Waivers	46

20.	Governing law, jurisdiction and service of process		47

	20.1	Governing law	47
	20.2	Jurisdiction	47

Schedule 1 Timetable			48

Schedule 2 Talison Options			49

Annexure A Scheme

Annexure B Deed Poll

Annexure C Option Scheme

Annexure D Option Scheme Deed Poll

iii

Scheme implementation agreement dated 23 August 2012

Parties                                                                                         Talison Lithium Limited ACN 140 122 078 of Level 4, 37 St Georges Terrace, Perth, Western Australia (Talison)

Rockwood Holdings, Inc. of 100 Overlook Center, Princeton, New Jersey, 08540, United States of America (Bidder)

Background

A.                                                    Bidder proposes that one or more wholly owned, related or other entities or bodies (Bidder Subsidiary) will acquire all of the Talison Shares and all of the Talison Options pursuant to schemes of arrangement under section 411 of the Corporations Act between Talison and the holders of Talison Shares and Talison Options respectively.

B.                                                    Talison has agreed to propose the Scheme and the Option Scheme and issue the Explanatory Memorandum at the request of Bidder, and Talison and Bidder have agreed to implement the Scheme and the Option Scheme on the terms and conditions of this agreement.

Operative provisions

1.                                                      Definitions and interpretation

1.1                                               Definitions

In this agreement:

Aggregate Scheme Consideration means the aggregate amount of the Scheme Consideration payable to Scheme Shareholders under the Scheme.

Aggregate Option Scheme Consideration means the aggregate amount of the Option Scheme Consideration payable to Scheme Optionholders under the Option Scheme.

AIFRS means International Financial Reporting Standards as adopted in Australia, as at the date of this agreement.

Announcement has the meaning given to that term in clause 8.3(a).

ASIC means the Australian Securities and Investments Commission.

Associate has the meaning given in section 12 of the Corporations Act.

Bidder Board means the board of directors of Bidder.

Bidder Break Fee means C$7 million.

Bidder Information means all information regarding Bidder and its Related Bodies Corporate and the Scheme Consideration and Option Scheme Consideration that is required by the Corporations Act, the Regulatory Guides and Canadian Securities Law to be included in the Explanatory Memorandum including all the information that would be required under sections 636(1)(c), (f), (h), (i), (k), (l) and (m) of the Corporations Act to be included in a bidder’s statement if Bidder Subsidiary were offering the Scheme Consideration and Option Scheme Consideration as consideration under takeover bids, and any other information that the parties agree is Bidder Information for the purposes of this agreement, but does not include the Talison Information or the Independent Expert’s Report.

Bidder Indemnified Parties means Bidder and its Related Bodies Corporate and their respective directors, officers and employees.

Bidder Subsidiary has the meaning given in Recital A.

Bidder Warranties means the warranties made by Bidder in clause 13.1.

Budget means the “2013 Budget and Five Year Business Plan” which was formally adopted by the Talison Board on 6 June 2012.

Business Day means a day that is not a Saturday, Sunday or public holiday and on which banks are open for business generally in Perth, Western Australia and Princeton, New Jersey.

Canadian Securities Laws means all applicable Canadian provincial and territorial securities laws and the rules and regulations thereunder, together with all applicable published instruments, notices and orders of the securities regulatory authorities and the rules and policies of the TSX.

Circuit MOU means the memorandum of understanding between GAM and Talison dated 28 June 2012 relating to the installation of a tantalum circuit in Talison’s lithium concentrate production facility at Greenbushes.

Competing Proposal means a proposed transaction or arrangement (whether by way of takeover, share acquisition, scheme of arrangement, capital reconstruction, acquisition of assets or otherwise) under which a person other than Bidder or any of its Related Bodies Corporate would, if the proposed transaction or arrangement is entered into or completed substantially in accordance with its terms:

(a)                                                  acquire, whether alone or together with its Associates, an interest or a Relevant Interest in 20% or more of Talison Shares;

(b)                                                  directly or indirectly acquire, have a right to acquire or otherwise acquire an economic interest in all, or a substantial part, of the business, assets or undertaking of the Talison Group;

(c)                                                   acquire Control of Talison; or

(d)                                                  merge with Talison (including reverse takeover bid, reverse scheme of arrangement or dual listed company or similar structure).

Condition means a condition to the Scheme specified in clause 3.1 and/or a condition to the Option Scheme specified in clause 3.2, as the case may be.

Confidentiality Deed means the Confidentiality Deed between Bidder and Talison dated 25 June 2012.

Control has the meaning given in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means Corporations Regulations 2001 (Cth).

Court means the Federal Court of Australia or such other court of competent jurisdiction as Talison and Bidder agree in writing.

Deed Poll means a deed poll to be executed by Bidder and Bidder Subsidiary in favour of the Scheme Shareholders, substantially in the form set out in Annexure B or in such other form as Talison and Bidder agree in writing.

Due Diligence Material means the information disclosed by or on behalf of Talison and its Subsidiaries, including:

(a)	in management presentations and interviews and management discussions with directors, employees and advisors of Bidder;

(b)	in responses to requests for information; and

(c)	in written correspondence between Talison’s advisers, directors and employees and Bidder’s advisers, directors and employees,

to Bidder and its Representatives on or prior to the date of this agreement.

EBITDA means consolidated earnings of the Talison Group before interest, tax, depreciation and amortisation calculated on the basis of AIFRS.

Effective means, when used in relation to the Scheme or the Option Scheme, the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to the Scheme or the Option Scheme respectively.

Effective Date means the date on which the Scheme (or the Option Scheme, as the context requires) becomes Effective.

Encumbrance means a mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, trust arrangement, contractual right of set-off, or any other security agreement or arrangement in favour of any person, whether registered or unregistered, including any Security Interest.

End Date means 31 January 2013 or such other date agreed in writing between Talison and Bidder.

Exclusivity Period means the period commencing on the date of this agreement and ending on the earliest of:

(a)	the End Date;

(b)	the date this agreement is terminated in accordance with its terms; and

(c)	the Implementation Date.

Explanatory Memorandum means the explanatory memorandum to be prepared by Talison pursuant to section 412 of the Corporations Act in respect of the Scheme and the Option Scheme, including and comprising a management information circular to be prepared in accordance with applicable Canadian Securities Laws, in accordance with the terms of this agreement and to be dispatched to the Talison Shareholders and Talison Optionholders.

First Court Date means the first day of the hearing of an application made to the Court for an order pursuant to section 411(1) of the Corporations Act convening the Scheme Meeting and the Option Scheme Meeting or, if the hearing of such application is adjourned for any reason, means the first day of the adjourned hearing.

GAM means Global Advanced Metals Pty Ltd ACN 139 987 465.

Implementation Date means the date which is 3 Business Days after the Record Date or such other date as Talison and Bidder agree in writing.

Independent Expert means the independent expert to be engaged by Talison to express an opinion on whether the Scheme and the Option Scheme is in the best interests of the Talison Shareholders and Talison Optionholders respectively.

Independent Expert’s Report means the report from the Independent Expert in respect of the Scheme and the Option Scheme.

Insolvency Event means in relation to an entity:

(a)

the entity resolving that it be wound up or the making of an application or order for the winding up or dissolution of the entity, other than where the application or order (as the case may be) is set aside within 14 days;

(b)	a liquidator or provisional liquidator of the entity being appointed;

(c)	a court making an order for the winding up of the entity;

(d)	an administrator of the entity being appointed;

(e)	the entity ceasing, or threatening to cease to, carry on the business that it conducts as at the date of this agreement;

(f)	the entity being or becoming unable to pay its debts when they fall due;

(g)	the entity executing a deed of company arrangement; or

(h)	a receiver, or a receiver and manager, being appointed in relation to the entity, or a substantial part, of the property of the entity.

Law includes any constitution or provision, treaty, decree, convention, statute, Act, regulation, rule, ordinance, proclamation, subordinate legislation, delegated legislation, by-law, judgment, rule of common law or equity, rule, ruling or guideline by a competent entity exercising jurisdiction in the relevant matter (including any government, Regulatory Authority or self-regulatory authority, including the TSX), including a rule, ruling or guideline of any Regulatory Authority.

LTIP Shares has the meaning given in clause 13.4(g)(i).

LTIP Trust means the Talison Long Term Incentive Plan Trust established under the Trust Deed.

Material Adverse Change means any event, change, matter, thing or condition which individually or when aggregated with other such events, changes, matters, things or conditions has had, or is reasonably likely to have, the effect of a diminution in:

(a)	the consolidated net assets of the Talison Group by A$20 million or more, or

(b)

EBITDA by A$10m or more for the 12 month period commencing on the date after the date on which the event, change, matter, thing or condition occurs provided that the event, change, matter, thing or condition is likely to persist and is incapable of being (or reasonably unlikely to be) rectified or off-set over a reasonable period of time, other than:

(c)	an event, occurrence or matter required to be done or procured by Talison pursuant to this agreement or the Scheme or Option Scheme;

(d)

an event, occurrence or matter to the extent that it was fairly disclosed in the Due Diligence Material or in documents that were publicly available prior to the date of this agreement from public filings of Talison with SEDAR;

(e)

any change to legislation or regulation, any judicial or administrative interpretation of the law or any practice or policy of a Regulatory Authority (whether or not retrospective in effect), including in relation to Tax;

(f)	any change or disruption to the existing financial markets or economic conditions of Australia, the European Union, the United States of America, Hong Kong, Canada or China;

(g)	an event, occurrence or matter which affects the lithium market generally;

(h)	any change to currency exchange or commodity market conditions;

(i)	any outbreak or escalation of hostilities or armed conflict; or

(j)	an event, change, matter, thing or condition that is reasonably likely to have resulted from, been caused by or occurred in response to, the Transaction or its announcement.

Option Scheme means the creditors’ scheme of arrangement under Part 5.1 of the Corporations Act between Talison and the Scheme Optionholders, substantially in the form set out in Annexure C or in such other form as Talison and Bidder agree in writing, pursuant to which all Scheme Options will be transferred to Bidder on the Implementation Date.

Option Scheme Consideration means the consideration to be provided to Scheme Optionholders under the terms of the Option Scheme, being for each Scheme Option C$6.50 less the exercise price for that Scheme Option.

Option Scheme Deed Poll means a deed poll to be executed by Bidder and Bidder Subsidiary in favour of Scheme Optionholders, substantially in the form set out in Annexure D or in such other form as Talison and Bidder agree in writing.

Option Scheme Meeting means the meeting or meetings to be convened by the Court in relation to the Option Scheme pursuant to section 411(1) of the Corporations Act.

Policy means the directors and officers insurance policy in place for Talison at the date of this agreement.

Prescribed Occurrence means the occurrence of, or agreement to do, any of the following events:

(a)	Talison converts all or any of its securities into a larger or smaller number of securities;

(b)

Talison or another member of the Talison Group (other than a wholly-owned Subsidiary of Talison) resolves to reduce its capital in any way or resolves to re-classify, combine, split, redeem or re-purchase directly or indirectly any of its shares;

(c)	Talison or another member of the Talison Group (other than a wholly-owned Subsidiary of Talison):

(i) enters into a buy-back agreement; or

(ii) resolves to approve the terms of a buy-back agreement under the Corporations Act;

(d)

any member of the Talison Group issues shares, or grants an option over its shares or agrees to make such an issue or grant such an option (other than upon exercise of a Talison Option granted before the date of this agreement);

(e)	any member of the Talison Group issues, or agrees to issue, convertible notes or any other security convertible into shares or debt securities;

(f)

any member of the Talison Group agrees to pay, declares or pays a dividend or any other form of distribution of profits or return of capital to its members, other than to Talison or a wholly-owned Subsidiary of Talison;

(g)	any member of the Talison Group disposes of the whole, or a substantial part, of its business or property;

(h)	any member of the Talison Group creates any Encumbrance over, or declares itself the trustee of, the whole, or a substantial part, of its business or property;

(i)	an Insolvency Event occurs in relation to a member of the Talison Group;

(j)

any member of the Talison Group acquires or disposes of or leases, or agrees to acquire or dispose of or lease, any assets, business or shares other than as contemplated in the Budget that would require the approval of, or would customarily be referred to, the Talison Board under existing delegations and practices or in excess of A$1,000,000 in value for any individual item or A$2,000,000 in aggregate value;

(k)	the commitment by any member of the Talison Group to capital expenditure not provided for in the Budget in excess of A$500,000, in aggregate;

(l)	the constitution of Talison or any other member of the Talison Group is amended or replaced or any member of the Talison Group states its intention to or makes any change to its constitution;

(m)

any member of the Talison Group settles any legal proceedings, claim, investigation, arbitration or other like proceeding where the amount claimed by or against a member of the Talison Group exceeds A$1,000,000;

(n)

any member of the Talison Group enters, or proposes to enter, into or amends, or proposes to amend, in any material respect any joint venture or partnership agreement with any person other than a member of the Talison Group involving or reasonably likely to involve expenditure or other commitment on the part of the Talison Group in excess of A$750,000;

(o)

any member of the Talison Group incurs any indebtedness or issues any debt securities, where doing so would result in the value of the indebtedness incurred or debt issued by members of the Talison Group following the date of this agreement exceeding A$1,500,000 in aggregate, other than:

(i) any draw down within existing limits of any existing debt facility in the ordinary course of business;

(ii) trade credit in the ordinary course of business; or

(iii) indebtedness to a member of the Talison Group;

(p)

any member of the Talison Group enters into, terminates, extends, renews or varies any commitment (including any non-contractual commitment or undertaking but excluding any sales contract) which has a value or involves a liability, expenditure or revenue, as the case may be, of A$1,000,000 or more when aggregated with related transactions;

(q)

any member of the Talison Group exercises a contractual right or other option which has a value or involves a liability or expenditure, as the case may be, of A$1,000,000 or more when aggregated with related transactions;

(r)

any member of the Talison Group enters into any long term commitment (including any non-contractual commitment or undertaking) with any customers which (i) has a duration of more than 12 months, or (ii) is inconsistent in a material respect with typical arrangements;

(s)

any member of the Talison Group enters into any commitment (including any non-contractual commitment or undertaking) with any customer which has a volume rebate or similar arrangement with a value or aggregate value of A$200,000 or more;

(t)

any member of the Talison Group enters into a new employment contract or increases the remuneration of, or otherwise varies the existing employment arrangements with, any of its directors or executives or any other employees which employee’s total annual employment cost is in excess of A$250,000;

(u)

any member of the Talison Group pays or agrees to pay any bonus to any of its directors or executives or any other employees where such payment, if made, would result in the aggregate value of the bonuses paid or agreed to be paid by members of the Talison Group following execution of this agreement being in excess of A$200,000 (provided that any bonus already accrued as at the date of this agreement or which is provided for in the Budget shall be excluded for the purposes of this paragraph);

(v)

any member of the Talison Group accelerates the rights of any of its directors or executives or any employee to benefits of any kind (other than under any executive or employee share plans) or enters into a commitment to pay a director or executive a termination payment (including a “golden parachute”);

(w)

any member of the Talison Group enters into any guarantee or indemnity on behalf of any member of the Talison Group or provides security for the obligations of any member of the Talison Group in relation to amounts greater than A$1,000,000;

(x)	any member of the Talison Group provides financial accommodation to any Talison Director or any employee or officer of any member of the Talison Group;

(y)

any member of the Talison Group surrenders a mining tenement granted to or applied for by a member of the Talison Group under the Mining Act 1978 (WA) which is material in the context of the Talison Group (other than a surrender or expiry that is required by law); or

(z)	any member of the Talison Group authorises, commits or agrees to do any of the matters set out above,

other than an event:

(aa)	required to be undertaken or procured by the Talison Group pursuant to the Transaction Documents;

(bb)	to which Bidder has provided its prior written consent; or

(cc)	fairly disclosed in the Due Diligence Material or any public filings of Talison with SEDAR regarding the Talison Group prior to the parties entering into this agreement.

Recommendation has the meaning in clause 8.1(a)(i).

Record Date means:

(a)	if no date is set pursuant to clause 6.1(b), 5.00 pm (Perth time) on the date which is 5 Business Days after the Effective Date;

(b)	if a time and date is set pursuant to clause 6.1(b), that time and date; or

(c)	in each case, such other time and date agreed in writing between Bidder and Talison.

Regulator’s Draft has the meaning given in clause 4.1(g).

Regulatory Authority means:

(a)	any government or local authority, any department, minister or agency of any government and any other governmental, administrative, fiscal, monetary or judicial body; and

(b)	any other authority, agency, commission or similar entity having powers or jurisdiction under any law or regulation or the listing rules of any recognised stock or securities exchange,

in any part of the world.

Regulatory Condition means:

(a)	in relation to the Scheme, the conditions in clause 3.1(b) and 3.1(c); and

(b)	in relation to the Option Scheme, the condition in clause 3.2(a).

Regulatory Guides means all regulatory guides published by ASIC and in force at the date of this agreement.

Regulatory Review Period means the period from the date on which Talison provides the Regulator’s Draft to ASIC in accordance with clause 4.1(g) to the date on which ASIC provides a letter indicating whether or not it proposes to appear to make submissions, or will intervene to oppose the Scheme, when the application made to the Court for orders under section 411(1) of the Corporations Act convening the Scheme Meeting to consider the Scheme is heard.

Related Body Corporate of a corporation means a related body corporate of that corporation within the meaning of section 50 of the Corporations Act, and in relation to Bidder includes Bidder Subsidiary.

Relevant Interest has the meaning given in the Corporations Act.

Representatives means, in relation to a party, all officers, employees, professional advisers, Related Bodies Corporate and agents of the party or of its Related Bodies Corporate.

Rival Bidder has the meaning given to that term in clause 9.3.

Scheme means a scheme of arrangement under Part 5.1 of the Corporations Act between Talison and the Scheme Shareholders substantially in the form set out in Annexure A or in such other form as Talison and Bidder agree in writing.

Scheme Consideration means, for each Scheme Share held by a Scheme Shareholder, C$6.50.

Scheme Meeting means the meeting of Talison Shareholders to be convened by the Court in relation to the Scheme pursuant to section 411(1) of the Corporations Act.

Scheme Option means each Talison Option on issue as at the Record Date.

Scheme Optionholder means each person who is registered as the holder of Scheme Options as at the Record Date.

Scheme Share means a Talison Share on issue as at the Record Date.

Scheme Shareholder means a person who is registered as the holder of Scheme Shares as at the Record Date.

Second Court Date means the first day of hearing of an application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving the Scheme and the Option Scheme or, if the hearing of such application is adjourned for any reason, means the first day of the adjourned hearing.

Security Interest has the meaning given in section 12 of the Personal Property Securities Act 2009 (Cth).

SEDAR means the System for Electronic Document Analysis and Retrieval described in National Instrument 13-101 - System for Electronic Document Analysis and Retrieval (SEDAR) of the Canadian Securities Administrators available to the public for viewing at www.sedar.com.

Shared Services Term Sheet means the shared services agreement (including binding term sheets) dated 13 November 2009 between GAM and Talison relating to the provision of services by Talison to GAM.

Special Voting Share means the special voting share in the capital of Talison, issued in connection with the issue of exchangeable shares as part of the merger between Talison Lithium Limited and Salares Lithium Inc pursuant to an arrangement agreement dated 12 August 2010.

Subleases means the subleases over certain areas of the Greenbushes operation between Talison Lithium Australia Pty Ltd, as sub-lessor, and Global Advanced Metals Greenbushes Pty Ltd, as sub-lessee.

Subsidiary means a subsidiary within the meaning given to that term in the Corporations Act.

Superior Proposal means a bona fide Competing Proposal which, in the determination of the Talison Board acting in good faith and after receiving advice from its external legal and external financial advisors, would, if it is completed, be more favourable to Talison Shareholders (as a whole) than the Transaction, taking into account all aspects of the Competing Proposal, including:

(a)

the value of the consideration payable to Talison Shareholders under the Competing Proposal and the Tax consequences related to payment of that consideration (as compared to the consideration available under the Transaction);

(b)	the conditions of the Competing Proposal, the likelihood of those conditions being satisfied and the level of certainty in respect of the funding required for the Competing Proposal; and

(c)	the likely timing required to implement or complete the Competing Proposal.

Talison Board means the board of directors of Talison.

Talison Break Fee means C$7 million.

Talison Director means a director of Talison.

Talison Group means Talison and each of its Subsidiaries.

Talison Indemnified Parties means Talison and its Related Bodies Corporate and their respective directors, officers and employees.

Talison Information means all information included in the Explanatory Memorandum, other than the Bidder Information and the Independent Expert’s Report.

Talison Option means an option to subscribe for a Talison Share.

Talison Optionholder means each person who is registered in the Talison Option Register as the holder of a Talison Option.

Talison Option Register means the register of holders of Talison Options maintained by or on behalf of Talison in accordance with section 168(1) of the Corporations Act.

Talison Share Register means the register of members of Talison maintained by or on behalf of Talison in accordance with section 168(1) of the Corporations Act.

Talison Share Registry means Computershare Investor Services Pty Limited ACN 078 279 277.

Talison Shareholder means a person who is registered in the Talison Share Register as a holder of Talison Shares.

Talison Shares means fully paid ordinary shares in the capital of Talison.

Talison Warrantholder means each holder of Talison Warrants.

Talison Warrant means a warrant to subscribe for a Talison Share at an exercise price of C$0.90 on the terms set out in certificates dated 22 September 2010.

Talison Warranties means the warranties made by Talison in clause 13.4.

Tax means any tax, levy, excise, duty, charge, surcharge, contribution, withholding tax (including royalty withholding tax), impost or withholding obligation of whatever nature, whether direct or indirect, (including any tax payable under a country’s foreign source income attribution or anti-tax-deferral rules) by whatever method collected or recovered, together with any fees, penalties, fines, interest or statutory charges in any country or jurisdiction but excluding any stamp duty payable on any transfer of the Talison Shares.

Third Party means a person other than Bidder, Talison, or their respective Related Bodies Corporate.

Timetable means the indicative timetable in relation to the Scheme set out in Schedule 1, or such other indicative timetable as Talison and Bidder agree in writing.

Transaction means the acquisition by Bidder Subsidiary of the Scheme Shares for the Scheme Consideration pursuant to the Scheme and the acquisition by Bidder Subsidiary of the Scheme Options for the Option Scheme Consideration pursuant to the Option Scheme.

Transaction Documents means:

(a)	this agreement;

(b)	the Scheme;

(c)	the Deed Poll;

(d)	the Option Scheme; and

(e)	the Option Scheme Deed Poll.

Trust Account means a Canadian dollar denominated trust account operated by Talison (or a depositary appointed by Talison) as trustee for the Scheme Shareholders and Scheme Optionholders, as nominated by Talison and notified to Bidder at least 5 Business Days prior to the Implementation Date, being the account into which Bidder Subsidiary will deposit the Aggregate Scheme Consideration in accordance with clauses 5.2(b) and 5.1(b).

Trust Deed means the trust deed in respect of the Talison Long Term Incentive Plans between Talison and the Trustee dated 7 June 2011.

Trustee means Talison Services Pty Ltd ACN 125 608 684.

TSX means the Toronto Stock Exchange.

Voting Intention has the meaning in clause 8.1(a)(ii).

Warrant Commitment means an agreement between Bidder, Talison and a Talison Warrantholder pursuant to which:

(a)	a Talison Warrantholder commits to exercise all of their Talison Warrants with effect on the Effective Date so as to permit participation of the Talison Warrantholder in the Scheme; or

(b)	subject to all necessary approvals, a Talison Warrantholder agrees to the cancellation of all of their Talison Warrants in consideration for Bidder paying C$5.60 per Talison Warrant,

such agreement to be subject to the Scheme becoming Effective and otherwise in a form reasonably acceptable to Bidder.

1.2                                               Best and reasonable endeavours

Any provision of this agreement which requires a party to use best endeavours or all reasonable endeavours to procure that something is performed or occurs or does not occur does not include any obligation:

(a)

to pay any money or to provide any financial compensation, valuable consideration or any other incentive to or for the benefit of any person except for payment of any applicable fee for the lodgement or filing of any relevant application with any Regulatory Authority; or

(b)	to commence any legal action or proceeding against any person,

except where that provision expressly specifies otherwise.

1.3                                               Business Day

If the day on which any act to be done under this agreement is a day other than a Business Day, that act must be done on the immediately preceding Business Day except where this agreement expressly specifies otherwise.

1.4                                               Knowledge of Talison

If any Talison Warranty is qualified by Talison’s knowledge, the facts of which Talison is aware or that are within Talison’s knowledge are taken to be all facts of which any one of the Chief Executive Officer, the Chief Executive Officer’s direct reports (as at the date of this agreement) and the General Manager Greenbushes Lithium Operations is actually aware at the relevant time.

1.5                                               Interpretation

In this agreement headings are for convenience only and do not affect interpretation and, unless the contrary intention appears:

(a)	a word importing the singular includes the plural and vice versa, and a word of any gender includes the corresponding words of any other gender;

(b)	the word including or any other form of that word is not a word of limitation;

(c)	if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(d)	a reference to a person includes an individual, the estate of an individual, a corporation, an authority, an association or parties in a joint venture, a partnership and a trust;

(e)

a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes any substituted or additional trustee;

(f)	a reference to a document (including this agreement) is to that document as varied, novated, ratified or replaced from time to time;

(g)

a reference to a party, clause, schedule, exhibit, attachment, or annexure is a reference to a party, clause, schedule, exhibit, attachment, or annexure to or of this agreement, and a reference to this agreement includes all schedules, exhibits, attachments, and annexures to it;

(h)

a reference to an agency or body if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or function removed (obsolete body), means the agency or body which performs most closely the functions of the obsolete body;

(i)

a reference to a statute includes any regulations or other instruments made under it (delegated legislation) and a reference to a statute or delegated legislation or a provision of either includes consolidations, amendments, re-enactments and replacements;

(j)	a reference to C$ or Canadian dollar is to Canadian currency and a reference to A$ or Australian dollar is to Australian currency;

(k)                 if a word or phrase is not given a defined meaning in clause 1.1 but is defined in or for the purposes of the Corporations Act, it has the same meaning when used in this agreement;

(l)                  a reference to a date or time is to that date or time in Perth, Western Australia; and

(m)               this agreement must not be construed adversely to a party just because that party prepared it or caused it to be prepared.

2.                  Obligations in relation to Scheme and Option Scheme

2.1                Talison to propose Scheme and Option Scheme

(a)                 Talison agrees to propose the Scheme and the Option Scheme on and subject to the terms and conditions of this agreement.

(b)                 Bidder agrees to assist Talison to propose the Scheme and the Option Scheme on and subject to the terms and conditions of this agreement.

2.2                Talison and Bidder to Implement Scheme and Option Scheme

Talison and Bidder agree to implement the Scheme and the Option Scheme on and subject to the terms and conditions of this agreement, subject in each case to the scheme of arrangement becoming Effective.

3.                  Conditions precedent

3.1                Conditions to Scheme

Subject to this clause 3, the Scheme will not become Effective, and the obligations of the Bidder under clauses 4.2(k) and 5.1 and Talison under clause 4.1(u) are not binding, until each of the conditions listed in the first column of the following table are either satisfied or waived in accordance with clause 3.6:

Condition	Right to benefit and waive	Responsibility to satisfy
(a) (No Material Adverse Change) no Material Adverse Change occurs or becomes known to Bidder between the date of this agreement and 8:00 am on the Second Court Date	Bidder	Talison

(b)   (FIRB approval) before 8.00 am on the Second Court Date, the Treasurer of the Commonwealth of Australia:

(i)    gives an approval to the proposed acquisition by Bidder Subsidiary of all the Talison securities and that approval is not subject to conditions, or is subject only to conditions that Bidder, acting reasonably, considers to be acceptable; or

(ii)   has issued a notice stating that the

	None	Bidder and Talison

Condition	Right to benefit and waive	Responsibility to satisfy

Commonwealth Government does not object to Bidder Subsidiary acquiring all the Talison securities and that notice is not subject to conditions, or is subject only to conditions that Bidder, acting reasonably, considers to be acceptable; or

(iii)  has become, or is precluded from making an order in respect of the acquisition of the Talison securities by Bidder Subsidiary,

under the Foreign Acquisitions and Takeovers Act 1975 (Cth)

(c)   (Regulatory approvals) on or before 8.00 am on the Second Court Date, all approvals from ASIC required to implement the Scheme are granted or obtained and those regulatory approvals are not withdrawn, cancelled or revoked. To avoid doubt, this includes ASIC having issued or provided such consents or approvals or having done such other acts which Bidder and Talison agree are reasonably necessary to implement the Scheme notwithstanding that a condition or conditions may have been attached to any such regulatory approval, if that condition (or conditions) is acceptable to Bidder and Talison (acting reasonably)

	Bidder and Talison	Bidder and Talison

(d) (Prescribed Occurrence) no Prescribed Occurrence has occurred or becomes known to Bidder after the date of this agreement and before 8.00 am on the Second Court Date	Bidder	Talison

(e) (Talison Shareholder approval) Talison Shareholders approve the Scheme by the majorities required under section 411(4)(a)(ii) of the Corporations Act	None	Talison

(f) (Court approval) the Court approves the Scheme in accordance with section 411(4)(b) of the Corporations Act	None	Bidder and Talison

(g) (Option Scheme Effective) the Court approves the Option Scheme in accordance with section 411(4)(b) of the Corporations Act	Bidder	Bidder and Talison

3.2                Conditions to Option Scheme

Subject to this clause 3, the Option Scheme will not become Effective, and the obligations of the Bidder under clauses 4.2(l) and 5.2 and Talison under clause 4.1(v) are not binding, until each of the conditions listed in the first column of the following table are either satisfied or waived in accordance with clause 3.6:

Condition	Right to benefit and waive	Responsibility to satisfy

(a)   (Regulatory approvals) on or before 8.00 am on the Second Court Date, all approvals from ASIC required to implement the Option Scheme are granted or obtained and those regulatory approvals are not withdrawn, cancelled or revoked. To avoid doubt, this includes ASIC having issued or provided such consents or approvals or having done such other acts which Bidder and Talison agree are reasonably necessary to implement the Option Scheme notwithstanding that a condition or conditions may have been attached to any such regulatory approval, if that condition (or conditions) is acceptable to Bidder and Talison (acting reasonably)

	Bidder and Talison	Bidder and Talison

(b) (Scheme Effective) the Scheme becomes Effective	Bidder	Bidder and Talison

(c) (Talison Optionholder approval) Talison Optionholders approve the Option Scheme by the majorities required under section 411(4)(a)(ii) of the Corporations Act	None	Talison

(d) (Court approval) the Court approves the Option Scheme in accordance with section 411(4)(b) of the Corporations Act	None	Bidder and Talison

3.3                General obligations in relation to Conditions

Without prejudice to any other obligations of the parties under this agreement, in respect of any given Condition:

(a)                 if one party is specified in the third column of the table in clause 3.1 or 3.2 opposite that Condition, that party must use its best endeavours to procure the satisfaction of that Condition as soon as practicable after the date of this agreement and continues to be satisfied at all times up until the last time it is to be satisfied (as the case may require);

(b)                 if both parties are specified in the third column of a table in clause 3.1 or 3.2 opposite that Condition, both parties must, to the extent that it is within their respective control or influence, use their best endeavours to procure the satisfaction of that Condition as soon as practicable after the date of this agreement and continues to be satisfied at all times up until the last time it is to be satisfied (as the case may require); and

(c)                 each party must, to the extent that it is within its respective control or influence, use its best endeavours to procure that there is no occurrence that would prevent the Condition being satisfied and no party shall take any action that will or is likely to hinder or prevent the satisfaction of the Condition except to the extent that such action is required to be done or procured pursuant to the Transaction Documents or is required by Law.

3.4               Obligations in relation to Regulatory Conditions

Each party must use its best endeavours to ensure that the Regulatory Conditions are satisfied as soon as practicable after the date of this agreement and, in particular, the party that is specified in the third column of the table in clause 3.1 opposite a Regulatory Condition (or both parties, if both parties are so specified) must use its best endeavours to ensure that the Regulatory Conditions are satisfied as soon as practicable after the date of this agreement and in any event before the scheduled date for the Scheme Meeting in the Timetable and, in particular, each party must:

(a)                 as soon as practicable prepare and, subject to clause 3.4(c), lodge, each notice or application required to be given by that party for the purposes of procuring the satisfaction of the Regulatory Conditions (as applicable) and take all procedural steps it is responsible for as part of such approval process, including responding to requests for information at the earliest practicable time and use best endeavours to obtain such approvals as soon as practicable after the date of this agreement;

(b)                 furnish, on a timely basis, all information as may reasonably be required by another party or by any Regulatory Authority to ensure the Regulatory Conditions are satisfied, and each covenants that, to its knowledge, no information so furnished by it in writing shall contain any material misrepresentation;

(c)                 consult with the other party, in advance, in relation to all communications with any Regulatory Authority relating to any such regulatory approval (other than those of a purely mechanical or housekeeping type);

(d)                 keep the other party informed of progress in relation to each such regulatory approval and of any material matters raised by, or conditions or other arrangements proposed by, or to, any Regulatory Authority which relate to any such regulatory approval; and

(e)                 provide copies of all documents provided to and received from each relevant Regulatory Authority in relation to each such regulatory approval (including before the date of this agreement), on a confidential basis, to the other party, provided that, in each case:

(f)                                                    the party applying for the approval may withhold or redact information or documents if and to the extent that they are confidential to a third party or commercially sensitive and confidential to the applicant;

(g)                 nothing in this clause 3.4 or any other provision of this agreement requires a party to disclose materially commercially sensitive information to the other party; and

(h)                 the party applying for the approval will not be prevented from taking procedural steps or communicating with or providing documents to a Regulatory Authority if the other party has not responded promptly under clause 3.4(c).

The other party must provide the applicant for a Regulatory Approval with all assistance and information reasonably requested by the applicant in connection with the application for and obtaining the approval.

3.5                Notice in relation to satisfaction of Conditions

Each party must:

(a)                 keep the other party promptly and reasonably informed of the steps it has taken and of its progress towards satisfaction of the Conditions;

(b)                 in relation to any Condition, promptly notify the other party in writing upon becoming aware of:

(i)                  the satisfaction of that Condition, in which case the notifying party must also provide reasonable evidence that the Condition has been satisfied; or

(ii)                 any fact or circumstance that it becomes aware of which results in, or may result in, that Condition becoming incapable of satisfaction or may result in that Condition not being satisfied in accordance with its terms; and

(c)                 in relation to any Condition, immediately notify the other party in writing of a breach or non-fulfilment of a Condition or any occurrence or event that will prevent a Condition from being satisfied and where a party is entitled to waive that Condition upon receipt or delivery of such a notice (as applicable) that party must notify the other party in accordance with clause 3.6 as soon as possible, (in any event before 5.00 pm on the Business Day before the Second Court Date) as to whether the party waives the breach or non-fulfilment of the Condition resulting from the occurrence or event.

If there occurs a breach or non-fulfilment of a Condition or any occurrence or event that will prevent a Condition from being satisfied, the parties will consult in good faith for 5 Business Days to determine whether an alternative solution can be agreed.

3.6                Waiver of Conditions

(a)                 A Condition is only for the benefit of:

(i)                  if one party is specified in the second column of the tables in clause 3.1 and 3.2 opposite that Condition, that party; or

(ii)                 if both parties are specified in the second column of the tables in clause 3.1 and 3.2 opposite that Condition, both parties.

(b)                 A Condition may be waived and may only be waived:

(i)                  if one party is specified in the second column of the tables in clause 3.1 and 3.2 opposite that Condition, by that party by written notice to the other party; or

(ii)                 if both parties are specified in the second column of the tables in clause 3.1 and 3.2 opposite that Condition, by written agreement between the parties.

(c)                 A party entitled to waive or to agree to waive a Condition under this clause 3.6 may do so in its absolute discretion subject to the provision of written notice to the other party.

(d)                 A party that waives or agrees to waive a Condition is not prevented from bringing a claim against any other party in respect of any breach of this agreement that caused that Condition not to be satisfied.

(e)                 Waiver of a breach or non-fulfilment in respect of one Condition does not constitute:

(i)                  a waiver of breach or non-fulfilment of any other Condition resulting from the same event; or

(ii)                 a waiver of breach or non-fulfilment of that Condition resulting from any other event.

3.7                Failure of Conditions

A party is entitled to terminate this agreement by notice to the other party at any time before the Effective Date:

(a)                 if any Condition has become incapable of satisfaction and that Condition has not been waived in accordance with clause 3.6 within 5 Business Days after the other party is given a notice under clauses 3.5(b)(ii) or 3.5(c) of the occurrence of the fact, matter or circumstance which caused that Condition to become incapable of satisfaction and no alternative solution has been agreed under clause 3.5;

(b)                 if any Condition has not been satisfied or waived in accordance with clause 3.6 before the End Date; or

(c)                 if any Condition, having been satisfied on or before the End Date ceases to be satisfied before the Effective Date,

except where the relevant Condition has become incapable of satisfaction, has not been satisfied, or ceases to be satisfied, as a direct result of a failure by the party seeking to terminate to comply with its obligations under clause 4 or this clause 3.

4.                  Implementation of Scheme and Option Scheme

4.1                Talison’s obligations

Talison must take all steps reasonably necessary to implement the Scheme and the Option Scheme as soon as is reasonably practicable after the date of this agreement and so as to complete the Transaction substantially in accordance with the Timetable (unless otherwise agreed by the parties acting reasonably and in good faith), and in particular Talison must:

(a)                 (Explanatory Memorandum) as soon as practicable after the date of this agreement, prepare the Explanatory Memorandum (excluding Bidder Information and the Independent Expert’s Report) in accordance with all applicable Law and in particular the requirements of the Corporations Act, the Corporations Regulations, the Regulatory Guides and Canadian Securities Law;

(b)                 (Review of the Bidder Information) as soon as practicable after receiving a draft of the Bidder Information pursuant to clause 4.2(a), review and provide comments on the form and content of the Bidder Information to Bidder;

(c)                 (Independent Expert) promptly appoint the Independent Expert and provide all assistance and information reasonably requested by the Independent Expert in connection with the preparation of the Independent Expert’s Report for inclusion in the Explanatory Memorandum;

(d)                 (Provide draft Explanatory Memorandum to Bidder) provide drafts of the Explanatory Memorandum to Bidder, consult with Bidder in relation to the content of those drafts and (acting reasonably and in good faith) take into account any comments from Bidder and its Representatives on those drafts;

(e)                 (Provide draft Independent Expert’s Report) provide a draft of the Independent Expert’s Report to Bidder no later than 2 Business Days prior to provision of the Regulator’s Draft to ASIC;

(f)                 (Approval of draft Explanatory Memorandum) procure that a meeting of the Talison Board is convened to approve the draft Explanatory Memorandum to be provided to ASIC for its review;

(g)                 (ASIC review) as soon as reasonably practicable provide an advanced draft of the Explanatory Memorandum (Regulator’s Draft) to ASIC, for its review and approval for the purposes of section 411(2) of the Corporations Act, and to Bidder, and:

(i)                  liaise with ASIC as necessary during the Regulatory Review Period; and

(ii)                 promptly notify, and consult with, Bidder in relation to any matters raised by ASIC in connection with the Explanatory Memorandum or the Scheme and any presentation or submission to, or at any proposed meeting with, ASIC, and co-operate and consult with Bidder to resolve any such matters;

(h)                 (Section 411(17)(b) statement) apply to ASIC for the production of:

(i)                  an indication of intent letter stating that it does not intend to appear before the Court on the First Court Date; and

(ii)                 a statement in writing pursuant to section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Scheme or the Option Scheme;

(i)                  (Court documents): consult with Bidder in relation to the content of the documents required for the purposes of the Court hearings held for the purposes of sections 411(1) and 411(4)(b) of the Corporations Act in relation to the Scheme and the Option Scheme (including originating process, affidavits, submissions and draft minutes of Court orders) and consider in good faith comments on, and suggested amendments to, those documents from Bidder and its Representatives;

(j)                  (First Court hearing) lodge all documents with the Court and take all other reasonable steps to ensure that an application is heard by the Court for an order under section 411(1) of the Corporations Act directing Talison to convene the Scheme Meeting and the Option Scheme Meeting;

(k)                (Approval of Explanatory Memorandum) procure that a meeting of the Talison Board is convened to approve the Explanatory Memorandum for registration with ASIC and dispatch to Talison Shareholders;

(l)                 (Due diligence and verification) Talison must undertake appropriate due diligence and verification processes in relation to the Explanatory Memorandum (other than the Bidder Information and the Independent Expert’s Report);

(m)               (Register Explanatory Memorandum) request ASIC that the explanatory statement included in the Explanatory Memorandum in relation to the Scheme and the Option Scheme be registered in accordance with section 412(6) of the Corporations Act;

(n)                 (Compliance with Court orders) take all reasonable steps necessary to comply with the orders of the Court including, as required, dispatching the Explanatory Memorandum to Talison Shareholders and Talison Optionholders and convening and holding the Scheme Meeting and the Option Scheme Meeting;

(o)                 (Obtain Bidder’s consent) before dispatch of the Scheme Booklet to Talison Shareholders, Talison must obtain the written consent of Bidder to inclusion of the Bidder Information in the Scheme Booklet in the form and context in which it appears (such consent not to be unreasonably withheld or delayed);

(p)                 (Update Explanatory Memorandum) if it becomes aware of information after the date of dispatch of the Explanatory Memorandum, which is required to be disclosed to Talison Shareholders or Talison Optionholders under any applicable Law, as expeditiously as practicable:

(i)                  inform Talison Shareholders and/or Talison Optionholders of the information in an appropriate and timely manner, and in accordance with applicable Law; and

(ii)                 to the extent it is reasonably practicable to do so, provide Bidder with drafts of any documents that it proposes to issue to Talison Shareholders and/or Talison Optionholders under this clause 4.1(p) , consult with Bidder in relation to the content of those drafts and (acting reasonably and in good faith) take into account any comments from Bidder and its Representatives on those drafts;

(q)                 (Keep informed) from the First Court Date until the Implementation Date, promptly inform Bidder if it becomes aware that the Explanatory Memorandum contains a statement which is misleading or deceptive in a material respect or contains a material omission;

(r)                  (Court approval application) if the resolutions submitted to the Scheme Meeting and the Option Scheme Meeting in relation to the Scheme and the Option Scheme respectively are approved by the majorities required under section 411(4)(a)(ii) of the Corporations Act and subject to all other Conditions (other than the Condition in clause 3.1(f)) being satisfied or waived in accordance with this agreement, apply (and, to the extent necessary, re-apply) to the Court for orders approving the Scheme and the Option Scheme;

(s)                 (Information) provide all information, or procure that the Talison Share Registry provides all information, to Bidder, in each case in a form reasonably requested by Bidder, about the Transaction and the Talison Shareholders and Talison Optionholders which Bidder reasonably requires in order to canvass agreement to the Scheme and the Option Scheme by Talison Shareholders and Talison Optionholders respectively;

(t)                  (Certificate) at or before the hearing on the Second Court Date, provide to the Court a certificate (or such other evidence as the Court may request) confirming (in respect of matters within its knowledge) whether or not the conditions set out in clauses 2.1(a) and 2.1(b) of the Scheme and of the Option Scheme (respectively) have been satisfied.  Talison must provide a draft of that certificate to Bidder by 5.00 pm on the Business Day prior to the Second Court Date;

(u)                                                 (Implementation of Scheme) if the Conditions to the Scheme are satisfied or waived:

(i)                                                    lodge with ASIC an office copy of the orders approving the Scheme in accordance with section 411(10) of the Corporations Act as soon as practicable after such office copy is received but in any event no later than 5.00 pm on the Business Day after the date on which the Court makes those orders or such other Business Day as Talison and Bidder agree in writing;

(ii)                                                 use reasonable endeavours to procure that TSX suspends trading in Talison Shares promptly following the Scheme becoming Effective;

(iii)                                             close the Talison Share Register as at the Record Date and determine entitlements to the Scheme Consideration in accordance with the Scheme;

(iv)                                             provide to Bidder all information about the Scheme Shareholders that Bidder reasonably requires in order for Bidder Subsidiary to provide, or procure the provision of, the Scheme Consideration in accordance with the Scheme;

(v)                                                subject to Bidder satisfying its obligations under clause 5.1(b), on the Implementation Date (or as soon as practicable thereafter) register all transfers of Scheme Shares to Bidder Subsidiary in accordance with the Scheme; and

(vi)                                             promptly do all other things contemplated by or necessary to give effect to the Scheme and the orders of the Court approving the Scheme; and

(v)                                                 (Implementation of Option Scheme) if the Conditions to the Option Scheme are satisfied or waived:

(i)                                                    lodge with ASIC an office copy of the orders approving the Option Scheme in accordance with section 411(10) of the Corporations Act as soon as practicable after such office copy is received but in any event no later than 5.00 pm on the Business Day after the date on which the Court makes those orders or such other Business Day as Talison and Bidder agree in writing;

(ii)                                                 close the Talison Option Register as at the Record Date and determine entitlements to the Option Scheme Consideration in accordance with the Option Scheme;

(iii)                                             promptly pass all board resolutions necessary to allow the transfer of the Talison Options in accordance with the Option Scheme;

(iv)                                             provide to Bidder all information about the Scheme Optionholders that Bidder reasonably requires in order for Bidder Subsidiary to provide, or procure the provision of, the Option Scheme Consideration in accordance with the Option Scheme;

(v)                                                 subject to Bidder satisfying its obligations under clause 5.2(b), on the Implementation Date (or as soon as practicable thereafter) register all transfers of Scheme Options to Bidder Subsidiary in accordance with the Option Scheme; and

(vi)                                              promptly do all other things contemplated by or necessary to give effect to the Option Scheme and the orders of the Court approving the Option Scheme; and

(w)                                              (Other things necessary) promptly do all other things reasonably within its power to lawfully give effect to the Scheme and the Option Scheme.

4.2                                               Bidder’s obligations

Bidder must take all steps reasonably necessary to assist Talison to implement the Scheme and the Option Scheme as soon as is reasonably practicable and so as to complete the Transaction substantially in accordance with the Timetable (unless otherwise agreed by the parties acting reasonably and in good faith), and in particular Bidder must:

(a)                                                  (draft of the Bidder Information) provide to Talison a draft of the Bidder Information as soon as reasonably practicable after the date of this agreement and consult with Talison in relation to the content of drafts of the Bidder Information and (acting reasonably and in good faith) take into account any comments from Talison and its Representatives on those drafts;

(b)                                                  (final form of Bidder Information) provide to Talison the Bidder Information in a form appropriate for inclusion in the Explanatory Memorandum;

(c)                                                   (review Explanatory Memorandum) review the drafts of the Explanatory Memorandum provided by Talison and provide comments on those drafts promptly and in good faith;

(d)                                                  (Due diligence and verification) undertake appropriate due diligence and verification processes in relation to the Bidder Information, and provide to Talison all evidence of such processes as may be reasonably requested;

(e)                                                   (Independent Expert) subject to the Independent Expert entering into arrangements with Bidder as to confidentiality in a form reasonably acceptable to Bidder, promptly provide all assistance and information reasonably requested by the Independent Expert to enable it to prepare its report for inclusion in the Explanatory Memorandum;

(f)                                                    (Approval of Bidder Information) as soon as reasonably practicable after receipt from Talison of the draft of the Explanatory Memorandum that Talison proposes to dispatch to Talison Shareholders and Talison Optionholders, either:

(i)                                                     confirm in writing to Talison that the Bidder Information (other than to the extent it consists of information relating to Talison that was provided by or on behalf of Talison) in the form and context in which it appears in the draft of the Explanatory Memorandum is in all material respects, not misleading or deceptive in any material respect and does not contain any material omission and is in a form appropriate for dispatch to the Talison Shareholders and Talison Optionholders (subject to the approval of the Court); or

(ii)                                                 provide to Talison the changes required to ensure that the Bidder Information (other than to the extent it consists of information relating to

Talison that was provided by or on behalf of Talison) in the form and context in which it appears in the Explanatory Memorandum is not misleading or deceptive in any material respect and does not contain any material omission and is in a form appropriate for dispatch to the Talison Shareholders and Talison Optionholders (subject to the approval of the Court);

(g)                                                 (Keep Talison informed) promptly inform Talison if it becomes aware from the First Court Date until the Implementation Date that the Bidder Information (other than to the extent that it consists of information relating to Talison that was provided by or on behalf of Talison) in the form and context in which it appears in the Explanatory Memorandum contains a material misrepresentation, is or has become misleading or deceptive in any material respect or contains any material omission, and provide such further or new information as is required to ensure that such information is no longer misleading or deceptive in any material respect or contains any material omission;

(h)                                                 (Deed Poll) no later than the Business Day prior to the First Court Date, enter into the Deed Poll and the Option Scheme Deed Poll and deliver the executed versions to Talison;

(i)                                                    (Second Court Hearing) procure that it is represented by counsel at the Court hearing convened for the purposes of section 411(4)(b) of the Corporations Act, at which, through its counsel, Bidder will undertake (if requested by the Court) to do all such things and take all such steps within its power as may be reasonably necessary in order to ensure the fulfilment of its obligations under this agreement and the Scheme and Option Scheme;

(j)                                                    (Certificate) at or before the hearing on the Second Court Date, provide to the Court a certificate (or such other evidence as the Court may request) confirming (in respect of matters within its knowledge) whether or not the conditions (set out in clauses 2.1(a) and 2.1(b) of the Scheme and of the Option Scheme (respectively) have been satisfied.  Bidder must provide a draft of that certificate to Talison by 5:00 pm on the Business Day prior to the Second Court Date;

(k)                                                 (Implementation of Scheme) if the Scheme becomes Effective, procure that Bidder Subsidiary provides the Aggregate Scheme Consideration on the Implementation Date in accordance with clause 5.1(b) and the terms of the Scheme;

(l)                                                    (Implementation of Option Scheme) if the Option Scheme becomes Effective, procure that Bidder Subsidiary provides the Aggregate Option Scheme Consideration on the Implementation Date in accordance with clause 5.2(b) and the terms of the Option Scheme; and

(m)                                             (Other things necessary) promptly do all other things reasonably within its power to lawfully give effect to the Scheme and the Option Scheme.

4.3                                               Dispute as to Explanatory Memorandum

If, after a reasonable period of consultation, the parties, each acting reasonably and in good faith, are unable to agree on the form or content of the Explanatory Memorandum, then:

(a)                                                  if the disagreement relates to the form or content of the Bidder Information (or any information solely derived from, or prepared solely in reliance on, the Bidder Information), Talison will, acting in good faith, make such amendments to that information in the Explanatory Memorandum as Bidder may reasonably require; and

(b)                                                  if the disagreement relates to the form or content of the Talison Information (or any information solely derived from, or prepared solely in reliance on, information provided by or on behalf of Talison), Talison will, acting in good faith, decide the final form of that information in the Explanatory Memorandum.

4.4                                               Reconstitution of Talison Board

On the Implementation Date, but subject to Bidder Subsidiary having provided the Scheme Consideration and the Option Scheme Consideration in accordance with clause 5.1(b) and clause 5.2(b), Talison must:

(a)                                                  cause the appointment to the Talison Board and to the boards of each Subsidiary of Talison of such number of persons as nominated by Bidder, subject to those persons being appointed having provided a consent to act as directors of the relevant companies;

(b)                                                  procure that all Talison Directors and the directors of each subsidiary of Talison (other than, in each case, those that may be nominated in writing by Bidder and those appointed pursuant to clause 4.4(a)) resign from the Talison Board and the board of each subsidiary of Talison; and

(c)                                                   procure that the service contracts for all Talison Directors and the directors of each Subsidiary of Talison (other than, in each case, those that may be nominated in writing by Bidder and those appointed pursuant to clause 4.4(a)) terminate with effect from the Implementation Date.

4.5                                               Responsibility statement

The Explanatory Memorandum will contain a responsibility statement to the effect that:

(a)                                                  Bidder is responsible for the Bidder Information contained in the Explanatory Memorandum (other than to the extent that it consists of information relating to the Talison Group that was provided by or on behalf of Talison); and

(b)                                                  Talison is responsible for the Talison Information contained in the Explanatory Memorandum.

5.                                                      Scheme Consideration and Option Scheme Consideration

5.1                                               Bidder’s covenant in respect of the Scheme Consideration

(a)                                                  Subject to the Scheme becoming Effective, Bidder covenants and agrees in favour of Talison (in Talison’s own right and separately as trustee for each of the Scheme Shareholders) that in consideration of the transfer to Bidder Subsidiary of each Scheme Share held by a Scheme Shareholder under the terms of the Scheme, Bidder will procure that Bidder Subsidiary:

(i)                                                     accepts that transfer; and

(ii)                                                  provides, or procure the provision of, the Scheme Consideration to that Scheme Shareholder for each of their Scheme Shares in accordance with the terms of the Scheme.

(b)                                                  Before the Scheme Shares are to be transferred to Bidder Subsidiary under the Scheme, Bidder Subsidiary must, at or prior to 12:00 noon on the Implementation Date, deposit an amount equal to the Aggregate Scheme Consideration in cleared funds into the Trust Account.  Bidder must procure that Bidder Subsidiary makes such deposit.

5.2                                               Bidder’s covenant in respect of the Option Consideration

(a)                                                  Subject to the Option Scheme becoming Effective, Bidder covenants and agrees in favour of Talison (in Talison’s own right and separately as trustee for each of the Scheme Optionholders) that in consideration of the transfer to Bidder Subsidiary of each Scheme Option held by a Scheme Optionholder under the terms of the Option Scheme, Bidder will procure that Bidder Subsidiary:

(i)                                                    accepts that transfer; and

(ii)                                                 provides, or procure the provision of, the Option Scheme Consideration to that Scheme Optionholder for each of their Scheme Options in accordance with the terms of the Option Scheme.

(b)                                                 Before the Scheme Options are to be transferred to Bidder Subsidiary under the Option Scheme, Bidder Subsidiary must, at or prior to 12:00 noon on the Implementation Date, deposit an amount equal to the Aggregate Option Scheme Consideration in cleared funds into the Trust Account.  Bidder must procure that Bidder Subsidiary makes such deposit.

6.                                                      Treatment of Talison Warrants, LTIP Shares and Special Voting Share

6.1                                               Warrant Commitments

(a)                                                  The parties must each use their best endeavours to ensure that, as soon as reasonably practicable and, in any event, by the First Court Date, each Talison Warrantholder enters into a Warrant Commitment in a form reasonably acceptable to Bidder.  To avoid doubt:

(i)                                                    the satisfaction of this clause 6.1 is not a condition of the Scheme; and

(ii)                                                 if a Talison Warrantholder has not entered into a Warrant Commitment by the date prescribed by this clause 6.1, the parties must continue to use their best endeavours to ensure that the Talison Warrantholder does so as soon as practicable thereafter.

(b)                                                 If, by the First Court Date, all Talison Warrantholders have not either entered into a Warrant Commitment or exercised all of their Talison Warrants, the parties agree that, if so requested by Bidder, the Record Date will be 5:00pm (Perth time) on 4 December 2012.

6.2                                               Talison obligations in respect of Talison Warrants

(a)                                                  Talison undertakes to grant any consent or approval and use its best endeavours to take any further action as may be required in connection with any proposed transaction under a Warrant Commitment, including by:

(i)                                                    issuing Talison Shares, and entering such Talison Shares in the Talison Share Register, promptly upon the due exercise of a Talison Warrant (and in any event prior to the Record Date); and

(ii)                                                 doing such things as may be reasonably necessary in order to give effect to any cancellation of Talison Warrants that may be contemplated by a Warrant Commitment.

(b)                                                 Without derogating from clause 6.2(a), whenever a Talison Warrant is validly exercised (whether pursuant to a Warrant Commitment or otherwise), Talison must ensure that a Talison Share is issued to the person that exercised the Talison Warrant such that the person is registered as the holder of the Talison Share in the Talison Share Register before the Record Date.

(c)                                                  From the date of this agreement up to and including the Implementation Date, Talison shall not cause or permit any amendment of the terms of any Talison Warrants without the consent of Bidder.

6.3                                               LTIP Shares

(a)                                                 Until the First Court Date, the parties must use their best endeavours to investigate structures for dealing with, or making arrangements in relation to, the LTIP Shares in an efficient or desirable manner (from Bidder’s perspective) (Structure).

(b)                                                 Subject to clause 6.3(c), if a Structure is identified by Bidder as being desirable for implementation, the parties will negotiate in good faith the necessary amendments to the Scheme and/or the Option Scheme, and if necessary this agreement, so as to give effect to the Structure, and otherwise do all things necessary to give effect to the Structure.

(c)                                                  Talison will not be required to do anything to implement the Structure if it would:

(i)                                                    have an adverse effect on any member of the Talison Group (other than the Trustee in its capacity as trustee of the LTIP Trust) or the Transaction or the prospects for its implementation; or

(ii)                                                 result in a requirement to obtain any additional approvals not contemplated in clause 3.1.

(d)                                                 Whenever a Talison Option is validly exercised after the date of this agreement:

(i)                                                    Talison will notify the Trustee that it wishes the Trustee to settle such exercise by delivering a LTIP Share to the person that exercised the Talison Option, subject only to the Trustee holding a LTIP Share at the relevant time (to avoid doubt, the LTIP Shares must be used to settle valid exercises of Talison Options to the fullest extent possible); and

(ii)                                                 without derogating from clause 6.3(d)(i), Talison must ensure that a Talison Share is transferred or issued to the person that exercised the Talison Option such that the person is registered as the holder of the Talison Share in the Talison Share Register before the Record Date.

6.4                                               Special Voting Share

Prior to the Implementation Date, Talison will use its best endeavours to procure that Computershare Trust Company of Canada gives a legally binding commitment to do all things necessary after the Implementation Date to transfer the Special Voting Share to Bidder (or otherwise as directed by Bidder) or to facilitate the cancellation of the Special Voting Share.

7.                                                      Conduct of business and co-operation

7.1                                               Conduct of Talison’s business

(a)                                                 Subject to clause 7.1(b), from the date of this agreement up to and including the Implementation Date, Talison must:

(i)                                                    procure that each member of the Talison Group:

A.                                                   conducts its businesses and operations in the ordinary and usual course and substantially consistent (subject to any applicable Law) with the manner in which each such business and operation is conducted prior to the date of this agreement and in a manner consistent in all material respects with the Budget; and

B.                                                   conducts its businesses and operations in accordance with all applicable Laws in all material respects; and

C.                                                   use reasonable endeavours to obtain consents from third parties to any change of control provision which Bidder reasonably requests in contracts or arrangements to which a member of the Talison Group is a party; and

(ii)                                                 ensure that no Prescribed Occurrence occurs.

(b)                                                 The obligations of Talison under clause 7.1(a) do not apply to any action undertaken by Talison:

(i)                                                    in relation to any matter required to be done or procured by Talison or another member of the Talison Group pursuant to, or which is otherwise expressly permitted by, the Transaction Documents;

(ii)                                                 for which the Bidder has provided its prior written consent (such consent not to be unreasonably withheld or delayed);

(iii)                                             which arises as result of court or Regulatory Authority order, injunction or undertaking or otherwise required in order to comply with applicable Law;

(iv)                                             which is in accordance with contractual obligations that existed as at the date of this agreement, provided such obligations have been fairly disclosed in the Due Diligence Material; or

(v)                                                in accordance with clause 7.3.

(c)                                                  For the avoidance of doubt, nothing in this clause 7.1 restricts the ability of Talison to respond to a Competing Proposal.

7.2                                               Requests for access

From the date of this agreement to the Implementation Date, Talison will in good faith, on request from Bidder (and must procure that each of its Related Bodies Corporate), provide to Bidder reasonable access at reasonable times to:

(a)                                                 members of the Talison Board or senior management and to such other personnel of the Talison Group as are requested by Bidder (acting reasonably); and

(b)                                                  records, books, documents, financial statements/accounts and premises of the Talison Group, unless the provision of any such access is prohibited by law or by the terms of any confidentiality undertaking provided by Talison to a third party prior to the date of this agreement, in all cases only for proper purposes, which purposes shall include:

(c)                                                  Bidder preparing for implementation of the Transaction; and

(d)                                                 Bidder obtaining an understanding, or furthering its understanding, of the Talison Group in order to plan for the period following implementation of the Transaction.

7.3                                               GAM Arrangements

(a)                                                 Notwithstanding anything else in this agreement, a member of the Talison Group may enter into legally binding and definitive agreements with GAM to give effect to the matters contemplated in the Shared Services Term Sheet provided that such agreements are not inconsistent in a material respect with the provisions contemplated by the Shared Services Term Sheet.

(b)                                                 Notwithstanding anything else in this agreement, Talison and its Representatives may negotiate in good faith the terms of legally binding and definitive agreements with GAM to give effect to the matters contemplated in the Circuit MOU provided that no member of the Talison Group may execute any such agreements without the prior consent of Bidder (consent not to be unreasonably withheld).

(c)                                                  Talison will use its best endeavours to ensure that the Subleases are executed by the parties thereto prior to the Implementation Date.  Talison may proceed to negotiate the terms of the Subleases, and may cause the Subleases to be executed by the relevant Talison Group Member, without Bidder’s consent provided that the Subleases are on terms no less favourable to Talison than the draft Subleases disclosed to Bidder as part of the Due Diligence Material.

(d)                                                 To avoid doubt, anything done by Talison in accordance with this clause 7.3 shall not constitute a Prescribed Occurrence or a breach of any Talison Warranty.

7.4                                               Cooperation

From the date of this agreement to the Implementation Date, Talison must promptly provide reasonable cooperation to Bidder and its Representatives (and must procure that each of its Subsidiaries promptly provides such cooperation), for the purposes of:

(a)                                                 the implementation of the Transaction; and

(b)                                                 assisting Bidder to:

(i)                                                    plan for the integration of the Talison Group and the Bidder Group following the implementation of the Scheme;

(ii)                                                 engage with Talison’s transactional banking and derivative instrument counterparties for the purposes of obtaining consents, managing the prepayment or repayment of those counterparties on or about the Implementation Date and/or the termination of any contractual arrangements with any such counterparty; and

(iii)                                             prepare for any filings that may be required to be made by Bidder with the U.S. Securities and Exchange Commission after the Implementation

Date, including by providing such information as may be reasonably required by Bidder to make such filings.

8.                                                     Recommendation, intentions and announcements

8.1                                               Talison Board Recommendation and Voting Intention

(a)                                                  Talison must ensure that the Announcement and the Explanatory Memorandum state (on the basis of confirmations made to Talison by each Talison Director) that each Talison Director:

(i)                                                    recommends that Talison Shareholders vote in favour of the Scheme and Talison Optionholders vote in favour of the Option Scheme (Recommendation); and

(ii)                                                 intends to cause any Talison Shares and Talison Options in which they have a Relevant Interest to be voted in favour of the Scheme and the Option Scheme respectively (Voting Intention), which statements must not be qualified in any way other than by words to the effect of “in the absence of a Superior Proposal” and (in the case of the Announcement only) “subject to the Independent Expert concluding that the Scheme is in the best interests of Talison Shareholders”.

(b)                                                 Bidder acknowledges that each Talison Director may, subject to the terms of this agreement, publicly (or otherwise) withdraw, change or in any way qualify their Recommendation or Voting Intention if:

(i)                                                    a Superior Proposal is made; or

(ii)                                                 the Independent Expert concludes in the Independent Expert’s Report (either in its initial report or any subsequent update of its report) that the Scheme is not in the best interests of the Talison Shareholders.

8.2                                               Confirmation

Talison represents and warrants to Bidder that each Talison Director has confirmed their agreement not to do anything inconsistent with their Recommendation and Voting Intention (including withdrawing, changing or in any way qualifying their Recommendation or Voting Intention) other than in the circumstances referred to in clauses 8.1(b)(i) and 8.1(b)(ii).

8.3                                               Announcement

(a)                                                 Immediately after the execution of this agreement Talison must publicly announce the Transaction in the form of the announcement approved by Bidder (acting reasonably) prior to the execution of this agreement (Announcement).

(b)                                                 To the extent reasonably practicable and subject to clause 14.4, any announcement of the Transaction by Bidder will be in a form approved by Talison (acting reasonably).

(c)                                                  Talison and Bidder agree to co-operate and consult in good faith in the preparation of any announcements, presentations or briefings regarding the Transaction.

9.                                                      Exclusivity arrangements

9.1                                               No shop

During the Exclusivity Period, Talison must not, and must ensure that its Representatives do not directly or indirectly solicit, invite, initiate any Competing Proposal or any inquiry, expression of interest, offer, proposal, negotiations or discussions by or with any Third Party in relation to, or that may reasonably be expected to lead to the making of, an actual or potential Competing Proposal, or communicate any intention to any person to do any of those things.

9.2                                               No talk and no due diligence

During the Exclusivity Period, Talison must not, and must ensure that its Representatives do not, except with the prior written consent of Bidder, directly or indirectly:

(a)                                                 enter into, continue or participate in any negotiations or discussions with, or accept or enter into, or offer to accept or enter into, any agreement, arrangement or understanding with, any Third Party in relation to, or that may reasonably be expected to lead to, a Competing Proposal;

(b)                                                 make available to any Third Party, or permit any Third Party to receive, any non-public information relating to any member of the Talison Group in connection with such Third Party formulating, developing or finalising, or assisting in the formulation, development or finalisation of, a Competing Proposal; or

(c)                                                  communicate any intention to any person to do anything referred to in this clause 9.2,

unless the Talison Board determines, in good faith and having taken advice from the external legal and financial advisers of the Talison Board, that the Competing Proposal is, or may reasonably be expected to lead to, a Superior Proposal and where failing to do so would be reasonably likely to constitute a breach of their fiduciary or statutory duties and provided that the Competing Proposal was not solicited, invited or initiated by Talison or its Representatives in contravention of clause 9.1.

9.3                                               Notice of Competing Proposal

During the Exclusivity Period, Talison must promptly notify Bidder if it or any of its Representatives receives a bona fide expression of interest, offer or proposal from any person (Rival Bidder) which is or may reasonably be expected to lead to a Competing Proposal.  Such notification will include the price and material conditions contemplated in the offer or proposal from the Rival Bidder, but not the identity of the Rival Bidder.

9.4                                               Matching right

Without limitation to any other part of this agreement, Talison must not enter into a binding implementation agreement which relates to a Competing Proposal (or any other agreement in relation to a Competing Proposal which provides for the payment of a break fee (or similar payment) to a Third Party) (Binding Agreement) and ensure that each member of the Talison Board does not change its Recommendation or Voting Intention as a consequence of receiving a Competing Proposal, unless Talison has:

(a)                                                  notified Bidder in writing of the material terms of the Competing Proposal, including the identity of the Third Party making the Competing Proposal (it being acknowledged by the parties that the information subject to the notification is subject to the Confidentiality Deed and will only be disclosed to those Representatives of Bidder that have a genuine need to know);

(b)                                                  confirmed to Bidder its intention to enter into the Binding Agreement; and

(c)                                                   provided Bidder with 5 clear Business Days to submit a written proposal to revise the Transaction.

If Bidder submits a written proposal to revise the Transaction within the period in paragraph (c), Talison must ensure that the Talison Board considers in good faith, and receives advice from Talison’s external legal and financial advisers in relation to, whether the proposed revisions would make the revised Transaction at least as favourable to Talison Shareholders as the Competing Proposal.  If it would, the parties must each use best endeavours to, as soon as practicable, agree the necessary amendments to this agreement, and take all other necessary steps, to give effect to the change to the Transaction.

9.5                                               Normal provision of information

Nothing in this clause 9 prevents Talison from:

(a)                                                 providing information to its Representatives;

(b)                                                 providing information to any Regulatory Authority;

(c)                                                  providing information to its auditors, advisers, financiers, customers, joint venturers and suppliers acting in that capacity in the ordinary course of business;

(d)                                                 providing information required to be provided by law or any Regulatory Authority; or

(e)                                                  making presentations to brokers, portfolio investors, analysts and other Third Parties in the ordinary course of business.

10.                                               Talison Break Fee

10.1                                        Payment of costs

(a)                                                  Talison and Bidder believe that the Scheme and the Transaction will provide benefits to Talison and its shareholders and Bidder, and acknowledge that if the parties enter into this agreement and the Scheme and the Transaction are subsequently not implemented, Bidder will incur significant costs.

(b)                                                  In the circumstances referred to in clause 10.1(a):

(i)                                                     Bidder requested that provision be made for the Talison Break Fee, without which it would not have entered into this agreement; and

(ii)                                                  the Talison Board believes that it is appropriate to agree to the Talison Break Fee in order to secure Bidder’s participation.

(c)                                                   Talison and Bidder acknowledge that the Talison Break Fee is intended by the parties to be strictly compensatory in nature and represents a reasonable estimate of the compensation so as to compensate Bidder for the following:

(i)                                                     advisory costs (including costs of advisors);

(ii)                                                  financing costs;

(iii)                                               costs of management and directors’ time;

(iv)                                              out of pocket expenses; and

(v)                                                 reasonable opportunity costs in pursuing the Transaction or not pursuing other alternative acquisitions or strategic initiatives.

10.2                                        Talison Break Fee payable

(a)                                                  Subject to clause 10.3, Talison must pay Bidder the Talison Break Fee, without withholding or set off, in the following circumstances:

(i)                                                     if a Competing Proposal is announced or made before the date on which this agreement is terminated and, within 6 months from the date of this agreement, the Third Party who announced or made the Competing Proposal or any Associate of that Third Party:

A.                                                    completes, implements or consummates that Competing Proposal (or a Competing Proposal which is substantially similar); or

B.                                                    without limiting clause 10.2(a)(i)A, acquires (either alone or in aggregate) a Relevant Interest in more than 50% of Talison Shares or Control of Talison;

(ii)                                                  if any Talison Director changes, withdraws or modifies their Recommendation or Voting Intention, except where the Independent Expert concludes (either in its initial report or any subsequent update of its report, and other than because of the existence of a Superior Proposal) that the Scheme is not in the best interests of Talison Shareholders;

(iii)                                               if, before the date on which this agreement is terminated, any Talison Director recommends that Talison Shareholders accept, vote in favour of or otherwise support a Competing Proposal which is announced or made after the date of this agreement;

(iv)                                              if Bidder has terminated this agreement pursuant to any of clauses 15.2(b)(i) to 15.2(b)(iii); or

(v)                                                 a Prescribed Occurrence occurs which, alone or together with one or more other Prescribed Occurrences or breaches of this agreement by Talison, represents a material breach of this agreement or would be likely to have a material adverse effect on the business of the Talison Group.

(b)                                                  Talison must pay Bidder the Talison Break Fee without withholding or set off within 5 Business Days of receiving a written demand from Bidder for payment of the Talison Break Fee made after the occurrence of an event referred to in clause 10.2(a), failing which the due amount shall be subject to interest payable by Talison to Bidder at a rate of 3% above the Reserve Bank of Australia’s published overnight cash rate, from the 10th Business day after Bidder’s demand was made, until payment of the amount referred to in clause 10.2(a) (plus interest payable under this clause) has been received by Bidder.

10.3                                        Talison Break Fee not payable

Despite any other term of this agreement:

(a)                                                  the Talison Break Fee will not be payable to Bidder if the Scheme becomes Effective; and

(b)                                                  the Talison Break Fee is only payable once.

10.4                                        Compliance with law

If a court or the Australian Takeovers Panel determines that any part of the Talison Break Fee:

(a)                                                  constitutes, or would if performed constitute:

(i)                                                     a breach of the fiduciary or statutory duties of the Talison Board; or

(ii)                                                  unacceptable circumstances within the meaning of the Corporations Act; or

(b)                                                  would, if paid, be unlawful for any reason,

then Talison will not be obliged to pay such part of the Talison Break Fee and, if the Talison Break Fee has already been paid, then Bidder must within 5 Business Days after receiving written demand from Talison refund that part of the Talison Break Fee to Talison.

10.5                                        Other claims

The maximum aggregate amount which Talison is required to pay in relation to a breach of this agreement is the Talison Break Fee, and in no event will the aggregate liability of Talison under or in connection with this agreement exceed the Talison Break Fee.

11.                                               Bidder Break Fee

11.1                                        Payment of costs

(a)                                                  Talison and Bidder believe that the Scheme and the Transaction will provide benefits to Talison and its shareholders, and Bidder, and acknowledge that if the parties enter into this agreement and the Scheme and the Transaction are subsequently not implemented, Talison will incur significant costs.

(b)                                                  In the circumstances referred to in clause 11.1(a):

(i)                                                     Talison requested that provision be made for the Bidder Break Fee, without which it would not have entered into this agreement; and

(ii)                                                  the Bidder Board believes that it is appropriate to agree to the Bidder Break Fee in order to secure Talison’s participation.

(c)                                                   Talison and Bidder acknowledge that the Bidder Break Fee is intended by the parties to be strictly compensatory in nature and represents a reasonable estimate of the compensation so as to compensate Talison for the following:

(i)                                                     advisory costs (including costs of advisors);

(ii)                                                  costs of management and directors’ time;

(iii)                                               out of pocket expenses; and

(iv)                                              reasonable opportunity costs in pursuing the Transaction or not pursuing other alternative acquisitions or strategic initiatives.

11.2                                        Bidder Break Fee payable

(a)                                                  Subject to clause 11.3, Bidder must pay Talison the Bidder Break Fee, without withholding or set off, if Bidder is in material breach of this agreement (including a Bidder Warranty) and the circumstances giving rise to the breach have not been remedied by the end of the period specified in clause 15.3(a)(ii)A and Talison terminates this agreement as a result.

(b)                                                  Bidder must pay Talison the Bidder Break Fee without withholding or set off within 5 Business Days of receiving a written demand from Talison for payment of the Bidder Break Fee made in the circumstances contemplated in clause 11.2(a) , failing which, the due amount shall be subject to interest payable by Bidder to Talison at a rate of 3% above the Reserve Bank of Australia’s published overnight cash rate, from the 10th Business day after Talison’s demand was made, until payment of the amount referred to in clause 11.2(a) (plus interest payable under this clause) has been received by Talison.

11.3                                       Bidder Break Fee not payable

Despite any other term of this agreement:

(a)                                                  the Bidder Break Fee will not be payable to Talison if the Scheme becomes Effective; and

(b)                                                  the Bidder Break Fee is only payable once.

11.4                                        Compliance with law

If a court determines that any part of the Bidder Break Fee would, if paid, be unlawful for any reason, then Bidder will not be obliged to pay such part of the Bidder Break Fee and, if the Bidder Break Fee has already been paid, then Talison must within 5 Business Days after receiving written demand from Bidder refund that part of the Bidder Break Fee to Bidder.

11.5                                        Other claims

The maximum aggregate amount which Bidder is required to pay in relation to a breach of this agreement is the Bidder Break Fee, and in no event will the aggregate liability of Bidder under or in connection with this agreement exceed the Bidder Break Fee.

12.                                               Liability of directors and employees

12.1                                        Liability of directors and employees

Each party releases all rights against, and agrees that it will not make any claim against, each past or present director and employee of the other party in relation to information provided to the first party or otherwise in relation to the transactions contemplated by this agreement to the extent that such director or employee has acted in good faith and has not engaged in wilful misconduct.

12.2                                        Directors’ and officers’ insurance

Subject to the Scheme becoming Effective, Talison must by no later than the Implementation Date arrange for the cover provided under the Policy to be amended so as to provide run off cover in accordance with the terms of the Policy for a 7 year period from the end of the term of the Policy, and pay all premiums required so as to ensure that insurance cover is provided under the Policy on those terms until that date.

12.3                                        Obligations in relation to directors’ and officers’ insurance

From the Implementation Date, Talison must not:

(a)                                                  vary or cancel the Policy; or

(b)                                                  unless required under the Policy, commit any act or omission that may prejudice any claim by a director or officer of Talison under the Policy as extended pursuant to clause 12.2 above.

13.                                               Representations, warranties and indemnities

13.1                                        Representations and warranties by Bidder

Bidder represents and warrants to Talison (on its own behalf and separately as trustee for each of the Talison Indemnified Parties):

(a)                                                  on each date from the date of this agreement until (and including) the Second Court Date that:

(i)                                                     it is a company properly incorporated and validly existing under the laws of its place of incorporation;

(ii)                                                  Bidder has full corporate power and lawful authority to execute and deliver the Transaction Documents to which Bidder is party and to perform or cause to be performed its obligations under such Transaction Documents;

(iii)                                               the Transaction Documents to which Bidder is party constitute legal, valid and binding obligations on it and do not conflict with or result in a breach of or default under:

A.                                                    the constitution or equivalent constituent documents of Bidder or any of its Subsidiaries; or

B.                                                    any writ, order or injunction, judgment, law, rule or regulation to which Bidder or any of its Subsidiaries is party, or by which Bidder or any of its Subsidiaries is bound; and

(iv)                                              other than as expressly contemplated by clause 3, no regulatory approvals are required to be obtained by Bidder Group in order for it to execute and perform its obligations under the Transaction Documents to which it is a party;

(b)                                                  on each date from the date of this agreement until (and including) the Implementation Date that none of the following events has occurred in relation to Bidder:

(i)                                                     a receiver, receiver and manager, liquidator, provisional liquidator, administrator or trustee is appointed in respect of Bidder or any of its assets or anyone else is appointed who (whether or not as agent for Bidder) is in possession, or has control, of any of the Bidder’s assets for the purpose of enforcing an Encumbrance;

(ii)                                                  an application is made to court or a resolution is passed or an order is made for the winding up or dissolution of Bidder;

(iii)                                               Bidder proposes or takes any steps to implement a scheme of arrangement or other compromise or arrangement with its creditors or any class of them; or

(iv)                                              Bidder stops paying its debts when they become due or is declared or taken under any applicable Law to be insolvent or Bidder’s board of directors resolves that it is, or is likely to become at some future time, insolvent.

(c)                                                   on the First Court Date and the Second Court Date:

(i)                                                     the Bidder Information has been prepared (other than to the extent that it consists of information relating to the Talison Group that was provided by or on behalf of Talison) and included in the Explanatory Memorandum in good faith and on the understanding that Talison and its directors, officers and employees have relied on that information for the purposes of considering and approving the Talison Information in the Explanatory Memorandum and that the Independent Expert has relied on the information for the purposes of preparing the Independent Expert’s Report;

(ii)                                                  the Bidder Information complies in all material respects with relevant Laws (including the Corporations Act, relevant Regulatory Guides and Canadian Securities Law), and includes all information regarding Bidder, its Related Bodies Corporate and the Scheme Consideration and Option Scheme Consideration that is required by the Corporations Act, Regulatory Guides and Canadian Securities Law to be included in the Explanatory Memorandum, including all the information that would be required under sub-sections 636(1)(c), (f), (h), (i), (k), (l) and (m) of the Corporations Act to be included in a bidder’s statement if Bidder Subsidiary were offering the Scheme Consideration and Option Scheme Consideration as consideration under a takeover bid;

(iii)                                               the Bidder Information (other than to the extent that it consists of information relating to the Talison Group that was provided by or on behalf of Talison, or has been extracted from announcements made by Talison to the public regarding the Talison Group) in the form and context in which it appears in the Explanatory Memorandum does not contain a material misrepresentation or is not otherwise misleading or deceptive in any material respect and does not contain any material omission;

(iv)                                              Bidder has complied in all material respects with its obligations under clause 4.2(g);

(v)                                                 as at 8:00 am on the Second Court Date, Bidder will have sufficient cash on its balance sheet, or financial commitments available to it on an unconditional basis (other than conditions relating to the approval of the Court and related procedural matters or documentary requirements which, by their terms or nature, can only be satisfied or performed after the Second Court Date), to ensure that the Scheme Consideration and Option Scheme Consideration is paid to Scheme Shareholders and Scheme Optionholders (as applicable) in accordance with the terms of this agreement, the Scheme, the Option Scheme, the Deed Poll and the Option Deed Poll (as applicable); and

(vi)                                              Bidder will have available to it on the Implementation Date sufficient cash amounts (including debt facilities) to ensure that the Scheme Consideration and Option Scheme Consideration is paid to Scheme Shareholders and Scheme Optionholders (as applicable) in accordance with the terms of this agreement, the Scheme, the Option Scheme, the Deed Poll and the Option Deed Poll (as applicable); and

(d)                                                  no shareholder approval of Bidder is required to complete the Transaction.

13.2                                        Qualification of Bidder Warranties

The Bidder Warranties and the indemnity under clause 13.3, are qualified and Bidder shall not be in breach of a Bidder Warranty to the extent that the fact, matter, circumstance or act giving rise to the breach of a Bidder Warranty:

(a)                                                  has been fairly disclosed in writing to Talison prior to entry into this agreement;

(b)                                                  was required to be done by Bidder under the Transaction Documents; or

(c)                                                   was approved by Talison in writing (prior to the fact, matter, circumstance or act occurring).

13.3                                        Bidder indemnity

(a)                                                  Bidder acknowledges that in entering into this agreement Talison and the Talison Indemnified Parties have relied on the Bidder Warranties.

(b)                                                  Subject to clause 11.5, Bidder indemnifies Talison (on its own behalf and separately as trustee for each of the Talison Indemnified Parties) against any loss suffered or incurred by reason of any breach of any of the Bidder Warranties.

13.4                                        Representations and warranties by Talison

Talison represents and warrants to Bidder (on its own behalf and separately as trustee for each of the Bidder Indemnified Parties):

(a)                                                  on each date from the date of this agreement until (and including) the Second Court Date:

(i)                                                     it is a company properly incorporated and validly existing under the laws of its place of incorporation;

(ii)                                                  the execution and delivery by Talison of the Transaction Documents to which Talison is party has been properly authorised by all necessary corporate action and Talison has full corporate power and lawful authority to execute and deliver such Transaction Documents and to perform or cause to be performed its obligations under such Transaction Documents;

(iii)                                               the Transaction Documents to which Talison is party constitute legal, valid and binding obligations on it and do not conflict with or result in a breach of or default under:

A.                                                    the constitution or equivalent constituent documents of Talison or any of its Subsidiaries; or

B.                                                    any writ, order or injunction, judgment, law, rule or regulation to which Talison or any of its Subsidiaries is party, or by which Talison or any of its Subsidiaries is bound;  and

(iv)                                              other than as expressly contemplated by clause 3, no shareholder or Regulatory Authority approvals are required to be obtained by the Talison Group in order for Talison to execute and perform its obligations under the Transaction Documents to which it is a party;

(b)                                                  that as at the date of this agreement, there are 112,446,801 Talison Shares on issue, 6,382,536 Talison Options having the exercise prices set out in Schedule 2 (Current Talison Options) on issue and 246,878 Talison Warrants (Current Talison Warrants) on issue and Talison has not issued (and is not required to issue) any other securities, instruments or rights which are still outstanding (or may become outstanding) and which may convert into Talison securities other than in connection with the satisfaction of Current Talison Options or Current Talison Warrants;

(c)                                                   on the First Court Date and the Second Court Date:

(i)                                                     the Talison Information has been prepared and included in the Explanatory Memorandum in good faith;

(ii)                                                  the Talison Information in the Explanatory Memorandum does not contain a statement which is misleading or deceptive in any material respect and does not contain any material omission;

(iii)                                               the Talison Information complies in all material respects with relevant laws (including the Corporations Act, relevant Regulatory Guides and Canadian Securities Laws); and

(iv)                                              Talison has complied in all material respects with its obligations under clause 4.1(q);

(d)                                                  on the date of this agreement, the First Court Date, the Scheme Meeting and the Second Court Date:

(i)                                                     following the making by Talison of an announcement to the public pursuant to clause 8.3 and assuming the filing of a material change report within 10 days of this agreement, Talison has complied in all material respects with its disclosure obligations under Canadian Securities Laws;

(ii)                                                  all documents filed by Talison with SEDAR are complete and accurate and not misleading in any material respect and no amendments have been made to any agreements filed with SEDAR other than as disclosed in the Due Diligence Materials;

(iii)                                               Talison has not intentionally withheld from Bidder any information in relation to the Talison Group or its assets which Talison knows is material to the value of Talison; and

(iv)                                              the Due Diligence Materials have been provided to Bidder in good faith and are accurate in all material respects,

(e)                                                   in the period between the date of this agreement and the Second Court Date, no member of the Talison Group:

(i)                                                     has incurred any indebtedness under any bank facility or other arrangement providing financial accommodation of any description other than under existing facilities in place at the date of this agreement or leasing of cars or equipment in the ordinary course of the business; and

(ii)                                                  other than as a consequence of the Transaction, no event has occurred which would entitle any counterparties to any Talison bank facility to require the repayment of any borrowings of the Talison Group which are repayable on demand or require any borrowings of the Talison Group to be repaid before their due date for any reason;

(f)                                                    on the date of this agreement, Talison’s draft management accounts for the 12 months ended 30 June 2012 in the form disclosed to Bidder prior to the date of this agreement are materially accurate and not misleading in any material respect and have been prepared in accordance with AIFRS;

(g)                                                   on the date of this agreement, the Trustee:

(i)                                                     is the registered holder of 4,299,367 Talison Shares (LTIP Shares) and holds all of the LTIP Shares as trustee of the LTIP Trust and on and subject to the terms of the Trust Deed;

(ii)                                                  will not, at any time prior to implementation of the Scheme:

A.                                                    in any way deal or attempt or purport to deal in or with any Trust Shares except for dealings involving the transfer of Trust Shares pursuant to clause 5.1 of the Trust Deed; or

B.                                                    directly or indirectly acquire, apply or subscribe for or agree to acquire, apply or subscribe for any Talison Shares;

(h)                                                  no amendments to the Trust Deed will be made or agreed at any time prior to the Implementation Date;

(i)                                                      to the best of Talison’s knowledge, as at the date of this agreement and each date up to the Implementation Date, no member of the Talison Group or any of their Officers or agents have directly or indirectly taken any action that would violate, or cause the Bidder to violate, the United States Foreign Corrupt Practices Act of 1977 (FCPA), if applicable, or any other anti-corruption or anti-bribery law or regulations applicable to them (collectively with the FCPA, the Anti-corruption Laws) and there has been no investigation or request for information from a Talison Group member by any Regulatory Authority in relation to Anti-corruption Laws; and

(j)                                                     to the best of Talison’s knowledge, as at the date of this agreement and each date up to the Implementation Date, no member of the Talison Group or any of their Officers or agents have directly taken any action that would make the Talison Group or any of their Representatives subject to any sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC) and there has been no investigation or request for information from a Talison Group member by OFAC.

13.5                                        Qualification of Talison Warranties

The Talison Warranties and the indemnity under clause 13.6, are qualified and Talison shall not be in breach of a Talison Warranty to the extent that the fact, matter, circumstance or act giving rise to the breach of a Talison Warranty:

(a)                                                  has been fairly disclosed in the Due Diligence Material or Talison’s public filings with SEDAR regarding the Talison Group prior to entry into this agreement;

(b)                                                  was required to be done by Talison under the Transaction Documents; or

(c)                                                   was approved by Bidder in writing (prior to the fact, matter, circumstance or act occurring).

13.6                                        Talison indemnity

(a)                                                  Talison acknowledges that in entering into this agreement Bidder and the Bidder Indemnified Parties have relied on the Talison Warranties.

(b)                                                  Subject to clause 10.5, Talison indemnifies Bidder (on its own behalf and separately as trustee for each of the Bidder Indemnified Parties) against any loss suffered or incurred by reason of any breach of any of the Talison Warranties.

13.7                                        Notifications

Each party will promptly advise the other in writing if it becomes aware of any fact, matter or circumstance which constitutes or may constitute a breach of any of the representations or warranties given by it under this clause 13.

13.8                                        Status of representations and warranties

Each representation and warranty in this clause 13:

(a)                                                  is severable;

(b)                                                  subject to clause 13.8(c), will survive the termination of this agreement;

(c)                                                   will expire and be terminated on the Implementation Date; and

(d)                                                  is given with the intent that liability thereunder will not be confined to breaches which are discovered prior to the date of termination of this agreement.

13.9                                        Status and enforcement of indemnities

(a)                                                  Each indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the parties, and survives termination, completion or expiration of this agreement.

(b)                                                  It is not necessary for a party to incur expense or to make any payment before enforcing a right of indemnity conferred by this agreement.

13.10                                 Acknowledgements

Each party acknowledges that, subject only to the rights which that party has under clause 10 or clause 11 (as appropriate), any breach of any Talison Warranty or any Bidder Warranty (as appropriate) will only give that party a right to terminate this agreement in accordance with clause 15.2 or clause 15.3 (as appropriate) and will not give rise to any other right to make a claim, demand or cause of action against the other party in respect of a breach of a Talison Warranty or a Bidder Warranty (as appropriate) for damages or loss under the law of contract, tort or otherwise and that party unconditionally and irrevocably waives any right which it may have otherwise had to make such claim, demand or cause of action.

14.                Confidentiality and communications

14.1             Confidentiality Deed

(a)                 Each party acknowledges and agrees that it continues to be bound by the Confidentiality Deed after the date of this agreement.

(b)                 The parties acknowledge and agree that the terms of this agreement will prevail over the terms of the Confidentiality Deed to the extent of any inconsistency.

14.2             Survival of obligations

The rights and obligations of the parties under the Confidentiality Deed survive termination of this agreement.

14.3             Disclosure on termination of agreement

The parties agree that, if this agreement is terminated under clause 15, any party may disclose:

(a)                 the fact that this agreement has been terminated, where such disclosure is required by the relevant listing rules or is in the reasonable opinion of that party required to ensure that the market in its securities is properly informed; and

(b)                 the fact that this agreement has been terminated to ASIC.

14.4             Required disclosure

Nothing in this agreement or the Confidentiality Deed prevents Bidder from making a public announcement in relation to the Scheme and/or Option Scheme if disclosure of that information is required to be made by law or the rules of any Regulatory Authority provided that the Bidder will use its best endeavours (to the extent permitted by law) to provide a draft of any announcement to Talison prior to its release.

15.                Termination

15.1             Limited termination events

This agreement may only be terminated by either party in the circumstances contemplated by clauses 15.2 and 15.3, or if the parties agree in writing to terminate this agreement.

15.2             Termination by Bidder

Bidder may terminate this agreement at any time before 8.00 am on the Second Court Date:

(a)                 in accordance with clause 3.7; or

(b)                 by notice in writing to Talison if:

(i)                  Talison is in material breach of any clause of this agreement (other than clause 8 or the Talison Warranties), provided that Bidder is only entitled to terminate if it has given notice to Talison setting out the relevant circumstances and stating an intention to terminate and the relevant circumstances have continued to exist 5 Business Days (or any shorter period ending at 5.00 pm on the day one Business Day before the Second Court Date) from the time such notice is received by Talison;

(ii)                 Talison is in breach of clause 8;

(iii)                                               there is a material breach of any of the Talison Warranties;

(iv)                                              a Prescribed Occurrence occurs;

(v)                                                 any Talison Director publicly changes or withdraws their Recommendation or Voting Intention or publicly recommends a Competing Proposal, for any reason, whether or not permitted to do so under this agreement; or

(vi)                                              if the Scheme has not become Effective by the End Date, or becomes incapable, for any reason of becoming Effective by the End Date.

15.3             Termination by Talison

Talison may terminate this agreement:

(a)                 at any time before 8.00 am on the Second Court Date:

(i)                  in accordance with clause 3.7; or

(ii)                 by notice in writing to Bidder if:

A.                                                    Bidder is in material breach of any clause of this agreement (other than the Bidder Warranties) provided that Talison is only entitled to terminate if it has given notice to Bidder setting out the relevant circumstances and stating an intention to terminate and the relevant circumstances have continued to exist 5 Business Days (or any shorter period ending at 5.00 pm on the day one Business Day before the Second Court Date) from the time such notice is received by Bidder; or

B.                                                    if a majority of the Talison Board publicly changes or withdraws their Recommendation or Voting Intention or publicly recommends a Superior Proposal, but only where such change, withdrawal or recommendation occurs or is made in accordance with the rights and obligations of Talison and the Talison Board pursuant to the terms of this agreement; or

C.                                                    there is a material breach of any of the Bidder Warranties.

(b)                 at any time if there is a material breach of the Bidder Warranty in clause 13.1(c)(v) and 13.1(c)(vi).

(c)                 if the Scheme has not become Effective by the End Date, or becomes incapable, for any reason of becoming Effective by the End Date

15.4             Effect of termination

If this agreement is terminated:

(a)                 the provisions of this agreement shall cease to have effect except for the provisions of clauses 1, 10, 11, 12.1, 13.10, 14, 15.4, 15.5 and 16 to 20 (inclusive) which will survive termination; and

(b)                 each party retains the rights it has against the others in respect of any breach of this agreement occurring before termination.

15.5             Remedies

(a)                 The parties acknowledge that damages may not be a sufficient remedy for breach of this agreement.  Specific performance, injunctive relief or any other remedies which would otherwise be available in equity or law are available as a remedy for a breach or threatened breach of this agreement by any party, notwithstanding the ability of the other party to terminate this agreement or seek damages for such a breach or threatened breach or to demand payment of a break fee except in relation to any breach or threatened breach of the warranties in clauses 13.1(c)(v) and 13.1(c)(vi).

(b)                 Neither party (Restrained Party) will be considered to be in breach of this agreement (including for the purposes of clauses 15.2(b)(i), 15.2(b)(ii) or 15.3(a)(ii)A), and no party may make a claim against the Restrained Party for breach of this agreement, in circumstances where the Restrained Party is prevented by an order of an Australian court from performing an obligation under this agreement.

16.                Notices

16.1             How notice to be given

Each communication (including each notice, consent, approval, request and demand) under or in connection with this agreement:

(a)                 may be given by personal service, post or facsimile or email;

(b)                 must be in writing;

(c)                 must be addressed as follows (or as otherwise notified by that party to each other party from time to time):

(i)	if to Talison:	Talison Lithium Limited

	Address:	Level 4, 37 St Georges Terrace
Perth, Western Australia 6000

	Fax number:	+61 8 9202 1144;

	Attention:	Chief Executive Officer

	Email:	Peter.Oliver@talisonlithium.com

with a copy in each case to:

	Email:	hlewis@claytonutz.com

(ii)	if to Bidder:	Rockwood Holdings, Inc.

	Address:	100 Overlook Center
Princeton, New Jersey, 08540
United States of America

	Email:	triordan@roscksp.com; rzatta@rocksp.com;

	Attention:	Attention: Thomas J. Riordan

with a copy in each case to:

Email:	pcook@gtlaw.com.au; dclee@gtlaw.com.au

(d)                 (in the case of personal service, post or facsimile) must be signed by the party making it or (on that party’s behalf) by the solicitor for, or any attorney, director, secretary or authorised agent of, that party; and

(e)                 (in the case of email) must be in pdf or other format that is a scanned image of the original of the communication, including a handwritten signature, and be attached to an email that states that the attachment is a communication under this agreement; and

(f)                 must be delivered by hand or posted by prepaid post to the address, sent by fax to the number, or sent by email to the email address, of the addressee, in accordance with this clause 16.1.

16.2             When notice taken to be received

Each communication (including each notice, consent, approval, request and demand) under or in connection with this agreement is taken to be received by the addressee:

(a)                 (in the case of prepaid post sent to an address in the same country) on the third day after the date of posting;

(b)                 (in the case of prepaid post sent to an address in another country) on the fifth day after the date of posting by airmail;

(c)                 (in the case of fax) at the time in the place to which it is sent equivalent to the time shown on the transmission confirmation report produced by the fax machine from which it was sent; and

(d)                 (in the case of delivery by hand) on delivery; and

(e)                 (in the case of email) unless the party sending the email knows or reasonably ought to suspect that the email and the attached communication were not delivered to the addressee’s domain specified in the email address notified for the purposes of clause 16.1, 24 hours after the email was sent, but if the communication would otherwise be taken to be received on a day that is not a working day or after 5.00 pm, it is taken to be received at 9.00 am on the next working day (“working day” meaning a day that is not a Saturday, Sunday or public holiday and on which banks are open for business generally, in the place to which the communication is posted, sent or delivered).

17.                GST

17.1             Interpretation

(a)                 Except where the context suggests otherwise, and subject to clause 17.1(b), terms used in this clause have the meanings given to those terms by the A New Tax System (Goods and Services Tax) Act 1999 (as amended from time to time).

(b)                 “Input tax credit” has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 and a reference to an input tax credit entitlement of an entity includes an input tax credit for an acquisition made by that entity but to which another member of the same GST group is entitled.

(c)                 Any part of a supply that is treated as a separate supply for GST purposes (including attributing GST payable to tax periods) will be treated as a separate supply for the purposes of this clause.

(d)                 Any consideration for a supply that is specified to be inclusive of GST must not be taken into account in calculating the GST payable in relation to that supply for the purpose of this clause.

17.2             Reimbursements and similar payments

Any payment or reimbursement required to be made under this agreement that is calculated by reference to a cost, expense, or other amount paid or incurred will be limited to the total cost, expense or amount less the amount of any input tax credit to which an entity is entitled for the acquisition to which the cost, expense or amount relates.

17.3             GST payable

(a)                 If GST is payable in relation to a taxable supply made under or in connection with this agreement then any party (Recipient) that is required to provide consideration to another party (Supplier) for that supply must, subject to clause 17.1(d), pay an additional amount to the Supplier equal to the amount of that GST at the same times as other consideration is to be provided for that supply.

(b)                 No payment of any amount pursuant to clause 17.3(a) is required until the Supplier has provided a valid tax invoice to the Recipient.

(c)                 Where additional amounts are payable between parties to this agreement pursuant to clause 17.3(a), amounts so payable, to the extent they are equivalent in amount, shall be set off against each other as if paid and each party shall be obliged only to provide the tax invoice referred to in clause 17.3(b) no later than the time at which any consideration is to be first provided for that supply.

(d)                 If the GST payable in relation to a supply made under or in connection with this agreement varies from the additional amount paid by the Recipient under clause 17.3(a) then the Supplier must promptly issue an adjustment note to the Recipient and will provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the Recipient.  Any payment, credit or refund under this paragraph is deemed to be a payment, credit or refund of the additional amount payable under clause 17.3(a).

18.                Entire agreement

The Transaction Documents and the Confidentiality Deed constitute the entire agreement between the parties in relation to their subject matter and supersede all previous agreements and understandings between the parties in relation to their subject matter.

19.                General

19.1             No representation or reliance

(a)                 Each party acknowledges that no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this agreement, except for representations or inducements expressly set out in this agreement and (to the maximum extent permitted by law) all other representations, warranties and conditions implied by statute or otherwise in relation to any matter relating to this agreement, the circumstances surrounding the parties’ entry into it and the transactions contemplated by it are expressly excluded.

(b)                 Each party acknowledges and confirms that it does not enter into this agreement in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this agreement.

19.2                                        Amendments

This agreement may only be varied by a document signed by or on behalf of each party.

19.3                                        Assignment

A party may not assign, novate or otherwise transfer any of its rights or obligations under this agreement without the prior written consent of the other party.

19.4                                        Consents

Unless this agreement expressly provides otherwise, a consent under this agreement may be given or withheld in the absolute discretion of the party entitled to give the consent and to be effective must be given in writing.

19.5                                        Costs

Except as otherwise provided in this agreement, each party must pay its own costs and expenses in connection with negotiating, preparing, executing and performing each Transaction Document.

19.6                                        Counterparts

This agreement may be executed in any number of counterparts and by the parties on separate counterparts.  Each counterpart constitutes an original of this agreement, and all together constitute one agreement.

19.7                                        Further acts and documents

Each party must promptly do all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by law or reasonably requested by another party to give effect to this agreement.

19.8                                       No merger

A party’s rights and obligations do not merge on completion of any transaction under this agreement.

19.9                                        Severance

If any provision or part of a provision of this agreement is held or found to be void, invalid or otherwise unenforceable (whether in respect of a particular party or generally), it will be deemed to be severed to the extent that it is void or to the extent of violability, invalidity or unenforceability, but the remainder of that provision will remain in full force and effect.

19.10                                 Waivers

Without limiting any other provision of this agreement, the parties agree that:

(a)                 failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this agreement by a party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this agreement;

(b)                 a waiver given by a party under this agreement is only effective and binding on that party if it is given or confirmed in writing by that party; and

(c)                 no waiver of a breach of a term of this agreement operates as a waiver of another breach of that term or of a breach of any other term of this agreement.

20.                                               Governing law, jurisdiction and service of process

20.1                                        Governing law

This agreement is governed by the law applying in Western Australia.

20.2                                        Jurisdiction

Each party irrevocably:

(a)                 submits to the non exclusive jurisdiction of the courts of Western Australia, Commonwealth courts having jurisdiction in that state and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this agreement; and

(b)                 waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 20.2(a).

Schedule 1

Timetable

Event	Date
First Court Date	September 2012
Scheme Meeting and Option Meeting	October 2012
Second Court Date	November 2012
Effective Date	November 2012
Implementation Date	November 2012

Schedule 2

Talison Options

Exercise Price		Number of Talison Options
C$	0.57	124,555
C$	1.69	320,283
C$	1.86	9,889
C$	3.50	5,404,809
C$	3.65	239,000
C$	3.79	50,000
C$	3.82	70,000
C$	4.13	147,000
C$	4.60	17,000
Total		6,382,536

Executed as an agreement.

Executed by Talison Lithium Limited ACN 140 122 078 in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Peter Robinson	/s/ Peter Oliver
Signature of director	Signature of company secretary/director

Peter Charles Robinson	Peter Oliver
Full name of director	Full name of director

Signed for and on behalf of Rockwood Holdings, Inc. by its duly authorised signatory in the presence of:

/s/ Peter Oliver	/s/ Seifi Ghasemi
Signature of witness	Signature of authorised signatory

Peter R Oliver	Seifi Ghasemi
Full name of witness	Full name of authorised signatory

Annexure A
Scheme

Scheme of Arrangement

Pursuant to section 411 of the Corporations Act

Talison Lithium Limited

Talison

The holders of fully paid ordinary shares in
Talison Lithium Limited

Clayton Utz

Lawyers

Level 27 QV.1  250 St Georges Terrace Perth WA 6000 Australia

GPO Box P1214  Perth WA 6844

T +61 8 9426 8000  F +61 8 9481 3095

www.claytonutz.com

Our reference 60067/17196/80123998

ii

Contents

1.	Definitions and interpretation		i

	1.1	Definitions	i
	1.2	Interpretation	iii
	1.3	Business Day	iv

2.	Conditions		iv

	2.1	Conditions to this Scheme	iv
	2.2	Certificates in relation to Conditions	iv
	2.3	Termination of Scheme Implementation Agreement	v

3.	Scheme		v

	3.1	Effective Date of Scheme	v
	3.2	End Date	v

4.	Implementation of Scheme		v

	4.1	Lodgement	v
	4.2	Transfer of Scheme Shares	v
	4.3	Provision of Scheme Consideration	vi

5.	Scheme Consideration		vi

	5.1	Satisfaction of payment obligation	vi
	5.2	Payment to Scheme Shareholders	vi
	5.3	Joint holders	vii
	5.4	Unclaimed moneys	vii

6.	Dealings in Talison Shares		vii

	6.1	Determination of Scheme Shareholders	vii
	6.2	Talison Share Register	vii
	6.3	Information to be made available to Bidder	vii
	6.4	Effect of share certificates and holding statements	viii
	6.5	No disposals after Record Date	viii
	6.6	Listing and trading of Talison Shares	viii

7.	General provisions		viii

	7.1	Effect of Scheme	viii
	7.2	Appointment of agent and attorney	viii
	7.3	Enforcement of Deed Poll	viii
	7.4	Scheme Shareholders’ agreement and consent	viii
	7.5	Transfer with clear title and warranty by Scheme Shareholders	ix
	7.6	Title to Scheme Shares	ix
	7.7	Appointment of BidCo as sole proxy	ix
	7.8	Alterations or conditions	x
	7.9	Notices	x
	7.10	Further assurances	x
	7.11	Stamp duty	x
	7.12	Fees and charges	x
	7.13	Governing law	x
	7.14	Limitation of liability	x

i

Scheme of Arrangement made under section 411 of the Corporations Act 2001 (Commonwealth)

Parties                              Talison Lithium Limited ACN 140 122 078 of Level 4, 37 St Georges Terrace, Perth, Western Australia (Talison)

Each Scheme Shareholder

Recitals

C.                 Talison is a public company incorporated in the state of Western Australia and is listed on the TSX.

D.                 Rockwood Holdings, Inc. (Bidder) is a corporation registered in the United States of America and is listed on the NYSE.

E.                  [•] (BidCo) is a [•].

F.                  Talison and Bidder have entered into a Scheme Implementation Agreement dated 23 August 2012 (Scheme Implementation Agreement) pursuant to which, amongst other things, Talison has agreed to propose this Scheme to Talison Shareholders, and each of Talison and Bidder has agreed to take certain steps to give effect to this Scheme.

G.                 If this Scheme becomes Effective, then:

(c)                 all of the Scheme Shares will be transferred to BidCo and the Scheme Consideration will be provided to the Scheme Shareholders in accordance with the provisions of this Scheme; and

(d)                 Talison will enter the name and address of BidCo in the Talison Share Register as the holder of all of the Scheme Shares.

H.                 Bidder and BidCo have entered into the Deed Poll for the purpose of, in the case of BidCo, covenanting in favour of Scheme Shareholders to perform the obligations contemplated of it under this Scheme, and, in the case of Bidder, procuring that BidCo performs the obligations contemplated of it under this Scheme.

1.                  Definitions and interpretation

1.1                Definitions

In this Scheme, unless the contrary intention appears or the context requires otherwise:

ASIC means the Australian Securities and Investments Commission.

BidCo has the meaning given in Recital C.

Bidder has the meaning given in Recital B.

Business Day means a day that is not a Saturday, Sunday or public holiday and on which banks are open for business generally in Perth, Western Australia and Princeton, New Jersey.

Condition means a condition to this Scheme set out in clause 2.1.

Corporations Act means the Corporations Act 2001 (Cth).

Court means the Federal Court of Australia or such other court of competent jurisdiction as Talison and Bidder agree in writing.

Deed Poll means the deed poll dated [•] executed by Bidder and BidCo in favour of the Scheme Shareholders.

Effective means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to this Scheme.

Effective Date means the date on which this Scheme becomes Effective.

Encumbrance means a mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, trust arrangement, contractual right of set-off, or any other security agreement or arrangement in favour of any person, whether registered or unregistered, including any Security Interest.

End Date means 31 January 2013 or such later date as is agreed by Talison and Bidder in writing.

Implementation Date means the date which is 3 Business Days after the Record Date, or such other date as Talison and Bidder agree in writing.

NYSE means the New York Stock Exchange.

Option Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between Talison and the holders of options to subscribe for fully paid ordinary shares in Talison, as contemplated in the Scheme Implementation Agreement.

Record Date means:

(a)                 if no date is set pursuant to clause 6.1(b) of the Scheme Implementation Agreement, 5.00 pm (Perth time) on the date which is 5 Business Days after the Effective Date;

(b)                 if a time and date is set pursuant to clause 6.1(b) of the Scheme Implementation Agreement, that time and date; or

(c)                 in each case, such other date agreed in writing between Talison and Bidder.

Registered Address means, in relation to a Talison Shareholder, the address of that Talison Shareholder shown in the Talison Share Register as at the Record Date.

Related Body Corporate has the meaning given in section 9 of the Corporations Act.

Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between Talison and Scheme Shareholders as set out in this document, subject to any alterations or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act and approved in writing by Bidder and Talison.

Scheme Consideration means the consideration to be provided to Scheme Shareholders under the terms of this Scheme, being C$6.50 cash for each Scheme Share.

Scheme Implementation Agreement has the meaning given in Recital D.

Scheme Meeting means the meeting of Talison Shareholders ordered by the Court in relation to this Scheme convened under section 411(1) of the Corporations Act.

Scheme Share means each Talison Share on issue as at the Record Date.

Scheme Shareholder means each person registered in the Talison Share Register as the holder of Scheme Shares as at the Record Date.

Scheme Transfer means one or more proper instruments of transfer in respect of the Scheme Shares for the purposes of section 1071B of the Corporations Act, which may be or include a master transfer of all or part of the Scheme Shares.

Second Court Date means the first day of hearing of an application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving this Scheme or, if the hearing of such application is adjourned for any reason, means the first day of the adjourned hearing.

Security Interest has the meaning given in section 12 of the Personal Property Securities Act 2009 (Cth).

Talison Share means a fully paid ordinary share in the capital of Talison.

Talison Share Register means the register of members of Talison maintained by or on behalf of Talison in accordance with section 168(1) of the Corporations Act.

Talison Shareholder means a person who is registered in the Talison Share Register as a holder of Talison Shares.

TSX means the Toronto Stock Exchange.

1.2                Interpretation

In this Scheme headings are for convenience only and do not affect interpretation and, unless the contrary intention appears:

(a)                 a word importing the singular includes the plural and vice versa, and a word of any gender includes the corresponding words of any other gender;

(b)                 the word including or any other form of that word is not a word of limitation;

(c)                 if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(d)                 a reference to a person includes an individual, the estate of an individual, a corporation, an authority, an association or parties in a joint venture, a partnership and a trust;

(e)                 a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes any substituted or additional trustee;

(f)                 a reference to a document (including this agreement) is to that document as varied, novated, ratified or replaced from time to time;

(g)                 a reference to a party, clause, schedule, exhibit, attachment, or annexure is a reference to a party, clause, schedule, exhibit, attachment, or annexure to or of this agreement, and a reference to this agreement includes all schedules, exhibits, attachments, and annexures to it;

(h)                 a reference to an agency or body if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or function removed (obsolete body), means the agency or body which performs most closely the functions of the obsolete body;

(i)                  a reference to a statute includes any regulations or other instruments made under it (delegated legislation) and a reference to a statute or delegated legislation or a provision of either includes consolidations, amendments, re-enactments and replacements;

(j)                  a reference to C$ or Canadian dollar is to Canadian currency;

(k)                 if a word or phrase is not given a defined meaning in clause 1.1 but is defined in or for the purposes of the Corporations Act, it has the same meaning when used in this agreement;

(l)                  a reference to a date or time is to that date or time in Perth, Western Australia; and

(m)               this Scheme must not be construed adversely to a party just because that party prepared it or caused it to be prepared.

1.3                Business Day

Except where otherwise expressly provided, where under this Scheme the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing shall be done on the immediately following Business Day.

2.                  Conditions

2.1                Conditions to this Scheme

This Scheme is conditional upon, and will have no force or effect until, the satisfaction of each of the following conditions, and the provisions of clauses 3, 4 and 5 will not come into effect unless and until each of these conditions has been satisfied:

(a)                 as at 8.00 am on the Second Court Date each of the conditions set out in clause 3.1 of the Scheme Implementation Agreement (other than the conditions relating to the approval of the Court set out in clauses 3.1(f) and 3.1(g) of the Scheme Implementation Agreement) have been satisfied or waived in accordance with the terms of the Scheme Implementation Agreement;

(b)                 as at 8.00 am on the Second Court Date neither the Scheme Implementation Agreement nor the Deed Poll has been terminated;

(c)                 the Court approves this Scheme and the Option Scheme under section 411(4)(b) of the Corporations Act with or without such alterations as are acceptable to Bidder and Talison;

(d)                 such other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to this Scheme as are acceptable to Bidder and Talison have been satisfied; and

(e)                 the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable, section 411(6) of the Corporations Act) in relation to this Scheme.

2.2                Certificates in relation to Conditions

(a)                 At or before the Court hearing on the Second Court Date, Talison and Bidder will each provide to the Court a certificate (or such other evidence as the Court may request) confirming (in respect of matters within their knowledge) whether or not the Conditions set out in clauses 2.1(a) and 2.1(b) of this Scheme have been satisfied.

(b)                 The certificates given by Talison and Bidder constitute conclusive evidence that the relevant Conditions have been satisfied.

2.3                Termination of Scheme Implementation Agreement

Without limiting any rights under the Scheme Implementation Agreement, in the event that the Scheme Implementation Agreement is terminated in accordance with its terms before 8.00 am on the Second Court Date, Talison, Bidder and BidCo are each released from:

(a)                 any further obligation to take steps to implement this Scheme; and

(b)                 any liability with respect to this Scheme.

3.                  Scheme

3.1                Effective Date of Scheme

Subject to clause 3.2, this Scheme will take effect on and from the Effective Date.

3.2                End Date

This Scheme will lapse and be of no further force or effect if the Effective Date has not occurred on or before the End Date.

4.                  Implementation of Scheme

4.1                Lodgement

If the Conditions (other than the Condition in clause 2.1(e)) are satisfied, Talison must lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Court orders approving this Scheme as soon as practicable after such office copy is received, and in any event by no later than 5.00 pm on the Business Day after the date on which the Court makes those orders (or such other Business Day as Talison and Bidder agree in writing).

4.2                Transfer of Scheme Shares

On the Implementation Date:

(a)                 subject to the provision of the Scheme Consideration in the manner contemplated by clause 5.1, all of the Scheme Shares will, together with all rights and entitlements attaching to the Scheme Shares, be transferred to BidCo without the need for any further act by any Scheme Shareholder (other than acts performed by Talison as attorney or agent for Scheme Shareholders under this Scheme), by:

(i)                  Talison delivering to BidCo a duly completed and executed Scheme Transfer (executed by Talison (as transferor) as the attorney and agent of each Scheme Shareholder under clause 7.2); and

(ii)                 BidCo duly executing the Scheme Transfer (as transferee) and delivering it to Talison for registration; and

(b)                 as soon as possible after receipt of the Scheme Transfer under clause 4.2(a)(ii), Talison must enter, or procure the entry of, the name and address of BidCo in the Talison Share Register as the holder of all of the Scheme Shares.

4.3                Provision of Scheme Consideration

BidCo will provide (or procure the provision of) the Scheme Consideration in accordance with clause 5.1.

5.                  Scheme Consideration

5.1                Satisfaction of payment obligation

BidCo will, before 12.00 noon on the Implementation Date, deposit in cleared funds the aggregate Scheme Consideration payable to all Scheme Shareholders into a Canadian dollar denominated trust account nominated by Talison (the details of which must be notified by Talison to BidCo not less than 5 Business Days prior to the Implementation Date), such amount to be held on trust by Talison or a depositary appointed by Talison for the Scheme Shareholders (except that any interest on the amount will be for the account of BidCo).

5.2                Payment to Scheme Shareholders

(a)                 Subject to clauses 5.1 and 5.3, Talison will pay or procure the payment of the Scheme Consideration to each Scheme Shareholder on the Implementation Date by:

(i)                  delivery or effecting the delivery to each Scheme Shareholder by pre-paid airmail post at their Registered Address a pre printed cheque drawn on a bank considered appropriate by Talison in the name of that Scheme Shareholder for the Scheme Consideration payable to that Scheme Shareholder in accordance with this Scheme; or

(ii)                 depositing or procuring the deposit into a bank account with any Australian ADI (as defined in the Corporations Act) or an equivalent financial institution in an overseas jurisdiction notified to Talison by the Scheme Shareholder prior to the Implementation Date the Scheme Consideration payable to that Scheme Shareholder in accordance with this Scheme.

(b)                 The cheques sent by Talison, or a depositary appointed by Talison, pursuant to clause 5.2(a) may be drawn, and the deposit made, at the discretion of Talison, in Canadian dollars, in Australian dollars or in the local currency of the country in which the relevant Scheme Shareholder’s Registered Address appears on the Talison Share Register as at the Record Date.

(c)                 Talison is authorised to effect any conversion of the Scheme Consideration in such manner as it deems appropriate (acting reasonably) and to deduct any costs, charges or expenses associated with such conversion from the amount paid to the relevant Scheme Shareholder.

(d)                 Talison, or a depositary appointed by Talison, must deduct and withhold from any amount payable to any person as a consequence of this Scheme, such amounts as Talison determines, acting reasonably, are required to be deducted and withheld with respect to such payments under any applicable law.

(e)                 To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes under this Scheme as having been paid to the person in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing agency.

5.3                Joint holders

In the case of Scheme Shares held in joint names, any cheque required to be paid to Scheme Shareholders will be payable to the joint holders and will be forwarded to the holder whose name appears first in the Talison Share Register as at the Record Date.

5.4                Unclaimed moneys

In the event that Talison believes that a Scheme Shareholder is not known at the Scheme Shareholder’s Registered Address, Talison may credit the amount payable to the relevant Scheme Shareholder to a separate bank account of Talison to be held on trust by Talison, or a depositary appointed by Talison, for the Scheme Shareholder until the Scheme Shareholder claims the amount or the amount is dealt with in accordance with any applicable unclaimed money legislation (except that any interest accruing on the amount will be for the account of BidCo).  An amount credited to the account is to be treated as having been paid to the Scheme Shareholder when credited to the account.  Talison must maintain records of the amounts paid, the persons who are entitled to the amounts and any transfer of the amounts.

6.                  Dealings in Talison Shares

6.1                Determination of Scheme Shareholders

For the purposes of establishing who are Scheme Shareholders, dealings in Talison Shares will be recognised by Talison provided that:

(a)                 in the case of dealings of the type to be effected on the TSX, the transferee is registered in the Talison Share Register as the holder of the relevant Talison Shares at or before the Record Date; and

(b)                 in all other cases, registrable transfers or transmission applications in respect of those dealings are received at the place where the Talison Share Register is kept at or before the Record Date, and Talison will not accept for registration, or recognise for the purpose of establishing who are Scheme Shareholders, any transmission application or transfer in respect of Talison Shares received after the Record Date.

6.2                Talison Share Register

Talison will, until the Scheme Consideration has been deposited into the account nominated by Talison pursuant to clause 5.1 and BidCo has been entered in the Talison Share Register as the holder of all of the Scheme Shares, maintain, or procure the maintenance of, the Talison Share Register in accordance with the provisions of this clause 6 and the Talison Share Register in this form and the terms of this Scheme will solely determine entitlements to the Scheme Consideration.

6.3                Information to be made available to Bidder

Talison must procure that as soon as practicable following the Record Date (and, in any event, no later than 24 hours thereafter), details of the names, registered addresses and holdings of Talison Shares of every Scheme Shareholder shown in the Talison Share Register as at the Record Date are made available to BidCo in electronic form or such other form as reasonably requested by Bidder prior to the Record Date.

6.4                                               Effect of share certificates and holding statements

As from the time at which the Scheme Consideration is deposited into the account nominated by Talison pursuant to clause 5.1, all share certificates and holding statements for the Scheme Shares will cease to have effect as documents of title, and each entry on the Talison Share Register at that time and date (other than entries in respect of BidCo and its successors in title) will cease to have any effect other than as evidence of entitlement to the Scheme Consideration.

6.5                                               No disposals after Record Date

If this Scheme becomes Effective, a Scheme Shareholder, and any person claiming through that Scheme Shareholder, must not dispose of or purport or agree to dispose of any Scheme Shares or any interest in them after the Record Date.

6.6                                               Listing and trading of Talison Shares

(a)                 Application will be made to suspend trading in Talison Shares on the TSX as at the close of trading (Toronto time) on the Effective Date.

(b)                 On or before the Implementation Date, Talison will apply to delist the Talison Shares from the TSX, provided that delisting may not occur before implementation of the Scheme.

7.                                                      General provisions

7.1                                               Effect of Scheme

This Scheme binds Talison and all of the Scheme Shareholders (including those who did not attend the Scheme Meeting or who did not vote at that meeting or who voted against this Scheme at that meeting) and, to the extent permitted by law, overrides the constitution of Talison.

7.2                                               Appointment of agent and attorney

On this Scheme becoming Effective, each Scheme Shareholder, without the need for any further act, is deemed to have irrevocably appointed Talison as its agent and attorney for the purpose of:

(a)                 executing any document or form or doing any other act necessary to give effect to the terms of this Scheme including, without limitation, the execution of the Scheme Transfer; and

(b)                 enforcing the Deed Poll against Bidder and BidCo,

and Talison accepts such appointment.  Talison, as agent and attorney of each Scheme Shareholder, may sub-delegate its functions, authorities or powers under this clause 7.2 to all or any of its directors and officers (jointly, severally, or jointly and severally).

7.3                                               Enforcement of Deed Poll

Talison undertakes in favour of each Scheme Shareholder that it will enforce the Deed Poll against Bidder and BidCo on behalf of and as agent and attorney for the Scheme Shareholders.

7.4                                               Scheme Shareholders’ agreement and consent

Each Scheme Shareholder irrevocably:

(a)                 agrees to the transfer of its Scheme Shares, together with all rights and entitlements attaching to those Scheme Shares, to BidCo in accordance with the terms of this Scheme and agrees to the variation, cancellation or modification of the rights attached to their Scheme Shares constituted by or resulting from this Scheme;

(b)                 consents to Talison and BidCo doing all things and executing all deeds, instruments, transfers or other documents as may be necessary, incidental or expedient to the implementation and performance of this Scheme; and

(c)                 acknowledges that this Scheme binds all Scheme Shareholders.

7.5                                               Transfer with clear title and warranty by Scheme Shareholders

(a)                 To the extent permitted by law, the Scheme Shares transferred to BidCo under this Scheme will be transferred free from all mortgages, charges, liens, Encumbrances and interests of third parties of any kind, whether legal or otherwise.

(b)                 Each Scheme Shareholder is deemed to have warranted to Talison, in its own right and for the benefit of BidCo, that all their Scheme Shares (including any rights and entitlements attaching to those shares) will, at the date of the transfer of them to BidCo, be fully paid and free from all mortgages, charges, liens, Encumbrances and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind, and that they have full power and capacity to sell and to transfer their Scheme Shares to BidCo under this Scheme.

7.6                                               Title to Scheme Shares

On and from the Implementation Date, BidCo will be beneficially entitled to the Scheme Shares transferred to it under this Scheme pending registration by Talison of BidCo in the Talison Share Register as the holder of the Scheme Shares.

7.7                                               Appointment of BidCo as sole proxy

From the time at which the Scheme Consideration is provided in accordance with clause 5.1 until Talison registers BidCo as the holder of all of the Scheme Shares in the Talison Share Register, each Scheme Shareholder:

(a)                 appoints BidCo as attorney and agent (and directs BidCo in each capacity) to appoint any director, officer, secretary or agent nominated by BidCo as its sole proxy and where applicable, corporate representative, to attend shareholders’ meetings of Talison, exercise the votes attaching to the Scheme Shares registered in its name and sign any shareholders resolution;

(b)                 undertakes not to otherwise attend or vote at any of those meetings or sign any resolutions, whether in person, by proxy or by corporate representative (other than pursuant to this clause 7.7(a);

(c)                 must take all other actions in the capacity of the registered holder of Scheme Shares as BidCo directs; and

(d)                 acknowledges and agrees that in exercising the powers conferred in clause 7.7(a), BidCo and any director, officer, secretary or agent nominated by BidCo under that clause may act in the best interests of BidCo as the intended registered holder of the Scheme Shares.

7.8                                               Alterations or conditions

Talison may, by its counsel or solicitors, and with the consent of BidCo, consent on behalf of all persons concerned, including a Scheme Shareholder, to any alteration or condition to this Scheme which the Court thinks fit to make or impose.

7.9                                               Notices

(a)                 Where a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to Talison, it will for all purposes be deemed to be received on the date (if any) on which it is actually received at Talison’s registered office (and it will not be deemed to be received in the ordinary course of post) or at the place where the Talison Share Register is kept.

(b)                 The accidental omission to give notice of the Scheme Meeting to any Talison Shareholder, or the non-receipt of such a notice by any Talison Shareholder, will not, unless ordered by the Court, invalidate this Scheme or the proceedings at the Scheme Meeting.

7.10                                        Further assurances

(a)                 Each of the Scheme Shareholders consents to Talison doing all things necessary or incidental to give full effect to the implementation of this Scheme and the transactions contemplated by it.

(b)                 Talison must do all things and execute all documents necessary to give full effect to this Scheme and the transactions contemplated by it.

7.11                                        Stamp duty

BidCo will pay any duty (under the Duties Act 2008 (WA) or otherwise) payable on the transfer by Scheme Shareholders of the Scheme Shares to BidCo.

7.12                                        Fees and charges

Talison must pay all filing, application or similar fees due in relation to this Scheme.

7.13                                        Governing law

This Scheme is governed by the laws of the State of Western Australia.  Each party irrevocably and unconditionally submits, in connection with this Scheme, to the non-exclusive jurisdiction of the Court and any courts which have jurisdiction to hear appeals from the Court and waives any right to object to any proceedings being brought in these courts.

7.14                                        Limitation of liability

None of Talison, Bidder nor BidCo nor any director, officer or secretary of any of them is liable for anything done or omitted to be done in the performance of this Scheme or the Deed Poll in good faith.

Annexure B
Deed Poll

Deed Poll
(in respect of the Scheme)

Rockwood Holdings, Inc.

Bidder

[•]

BidCo

In favour of each Scheme Shareholder

Clayton Utz

Lawyers

Level 27 QV.1  250 St Georges Terrace  Perth  WA  6000  Australia

GPO Box P1214  Perth  WA  6844

T +61 8 9426 8000  F +61 8 9481 3095

www.claytonutz.com

Our reference 60067/17196/80123998

Contents

1.	Definitions and interpretations		2

	1.1	Definitions	2
	1.2	Interpretation	2
	1.3	Nature of deed poll	2

2.	Condition		3

	2.1	Condition	3
	2.2	Termination	3
	2.3	Consequences of termination	3

3.	Obligation to pay Scheme Consideration		3

4.	Warranties		3

5.	Continuing obligations		4

6.	General		4

	6.1	Notices	4
	6.2	Duty	5
	6.3	Waiver	5
	6.4	Variation	6
	6.5	Cumulative rights	6
	6.6	Assignment	6
	6.7	Further action	6
	6.8	Governing law and jurisdiction	6

i

Deed poll made on	2012

Parties	Rockwood Holdings, Inc. of 100 Overlook Center, Princeton, New Jersey, 08540, United States of America (Bidder)

[•] of [•] (BidCo)

In favour of	Each Scheme Shareholder

Recitals

I.                                                        Talison and Bidder have entered into a Scheme Implementation Agreement dated [•] August 2012 (Scheme Implementation Agreement) to provide for the implementation of the Scheme and the Option Scheme.

J.                                                        The effect of the Scheme will be that BidCo acquires all of the Scheme Shares from Scheme Shareholders in exchange for the Scheme Consideration.

K.                                                   Each of Bidder and BidCo is entering into this deed poll to covenant in favour of Scheme Shareholders that, in the case of BidCo, it will observe and perform the obligations contemplated of it under the Scheme, and, in the case of Bidder, that it will procure that BidCo observes and performs the obligations contemplated of it under the Scheme.

8.                                                      Definitions and interpretations

8.1                                               Definitions

In this deed poll:

(a)                 Scheme means the proposed scheme of arrangement under Part 5.1 of the Corporations Act between Talison and the Scheme Shareholders, as contemplated by the Scheme Implementation Agreement; and

(b)                 capitalised terms have the meanings given to them in the Scheme or the Scheme Implementation Agreement (as applicable), unless the context requires otherwise.

8.2                                               Interpretation

Clause 1.5 of the Scheme Implementation Agreement applies to the interpretation of this deed poll, except that references to “this agreement” are to be read as references to “this deed poll”.

8.3                                               Nature of deed poll

Each of Bidder and BidCo acknowledges that:

(a)                 this deed poll may be relied on and enforced by any Scheme Shareholder in accordance with its terms even though the Scheme Shareholders are not party to it; and

(b)                 under the Scheme, each Scheme Shareholder irrevocably appoints Talison as its agent and attorney to enforce this deed poll against Bidder and BidCo.

9.                                                      Condition

9.1                                               Condition

The obligations of each of Bidder and BidCo under this deed poll are subject to the Scheme becoming Effective.

9.2                                               Termination

Unless Talison, Bidder and BidCo agree otherwise, if the Scheme Implementation Agreement is terminated or the Scheme does not become Effective on or before the End Date, the obligations of each of Bidder and BidCo under this deed poll automatically terminate and the terms of this deed poll will be of no further force or effect.

9.3                                               Consequences of termination

If this deed poll is terminated under clause 9.2 then, in addition and without prejudice to any other rights, powers or remedies available to it:

(a)                 each of Bidder and BidCo is released from its obligations to further perform this deed poll except those obligations under clause 13.2; and

(b)                 each Scheme Shareholder retains the rights they have against Bidder and/or BidCo (as the case may be) in respect of any breach of this deed poll which occurs before termination.

10.                                               Obligation to pay Scheme Consideration

Subject to clause 9:

(a)                                                  BidCo undertakes in favour of each Scheme Shareholder that it will:

(i)                  deposit the aggregate amount of the Scheme Consideration payable to all Scheme Shareholders in cleared funds into the trust account nominated by Talison in accordance with clause 5.1 of the Scheme; and

(ii)                 undertake all other actions attributed to it under the Scheme,

in accordance with the Scheme; and

(b)                                                  Bidder undertakes in favour of each Scheme Shareholder that it will procure that BidCo observes and performs all obligations contemplated of BidCo under the Scheme in accordance with the Scheme.

11.                                               Warranties

(a)                                                  Bidder represents and warrants that:

(i)                  it is a corporation validly existing under the laws of its place of registration;

(ii)                 the execution and delivery by it of this deed poll has been (or prior to the Scheme becoming Effective, will be) properly authorised by all necessary corporate action and it has full corporate power and lawful authority to perform or cause to be performed its obligations under this deed poll and to carry out or cause to be carried out the transactions contemplated by this deed poll; and

(iii)                this deed poll will constitute legally valid and binding obligations on it enforceable in accordance with its terms (subject to any necessary stamping) and does not conflict with or result in a breach of a default under:

A.                                                    its constituent documents; or

B.                                                    any writ, order or injunction, judgment, law, rule or regulation to which it is party, or by which it is bound.

(b)                                                  BidCo represents and warrants that:

(i)                  BidCo is a [•];

(ii)                 the execution and delivery by it of this deed poll has been (or prior to the Scheme becoming Effective, will be) properly authorised by all necessary action and it has full power and lawful authority to perform or cause to be performed its obligations under this deed poll and to carry out or cause to be carried out the transactions contemplated by this deed poll; and

(iii)                this deed poll will constitute legally valid and binding obligations on it enforceable in accordance with its terms (subject to any necessary stamping) and does not conflict with or result in a breach of a default under:

A.                                                    its constituent or equivalent documents; or

B.                                                    any writ, order or injunction, judgment, law, rule or regulation to which it is party, or by which it is bound.

12.                                               Continuing obligations

This deed poll is irrevocable and, subject to clause 9, remains in full force and effect until:

(a)                 each of Bidder and BidCo has fully performed its obligations under this deed poll; or

(b)                 the earlier termination of this deed poll under clause 9.2.

13.                                              General

13.1                                        Notices

(a)                                                  All notices or other communication to Bidder or BidCo in respect of this deed poll must be:

(i)                  in writing;

(ii)                 signed by the sender or by a person duly authorised by the sender;

(iii)                addressed in the manner and delivered or sent by prepaid ordinary post to the address, or sent by fax to the fax number, relevantly described below:

Address:	100 Overlook Center Princeton, New Jersey, 08540 United States of America

Facsimile:	+1 609 734-6406

For the attention of:	Thomas J. Riordan

With a copy to:	Gilbert + Tobin

Address:	2 Park Street, Sydney, 2000 Australia

Facsimile:	+61 2 9263 4111

For the attention of:	Peter Cook and David Clee

(b)                                                  Any notice or other communication given in accordance with clause 13.1(a) will be deemed to have been duly given as follows:

(i)                  if delivered by hand, on delivery at the address of the addressee, unless that delivery is made on a non-Business Day, or after 5.00 pm on a Business Day, in which case that communication will be deemed to be received at 9.00 am on the next Business Day;

(ii)                 if sent by pre-paid mail, on the third Business Day after posting; and

(iii)                if sent by facsimile, at the local time (in the place of receipt of the facsimile) which then equates to the time at which that facsimile is sent as shown on the transmission report which is produced by the machine from which that facsimile is sent and which confirms transmission of that facsimile in its entirety, unless that local time is a non-Business Day, or after 5.00 pm on a Business Day, in which case that communication will be deemed to be received at 9.00 am on the next Business Day.

13.2                                        Duty

BidCo will:

(a)                 pay or procure the payment of all transaction duties and any related fines and penalties in respect of this deed poll, the performance of this deed poll and each transaction effected by or made under this deed poll (including in connection with the transfer of Scheme Shares to BidCo in accordance with the terms of the Scheme); and

(b)                 indemnify each Scheme Shareholder against any liability arising from failure to comply with clause 13.2(a).

13.3                                        Waiver

(a)                 Waiver of any right arising from a breach of this deed poll or of any right, power, authority, discretion or remedy arising upon default under this deed poll must be in writing and signed by the party granting the waiver.

(b)                 A failure or delay in exercise, or partial exercise, of:

(i)                                                     a right arising from a breach of this deed poll; or

(ii)                                                  a right, power, authority, discretion or remedy created or arising upon default under this deed poll,

does not result in a waiver of that right, power, authority, discretion or remedy.

(c)                                                   A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this deed poll or on a default under this deed poll as constituting a waiver of that right, power, authority, discretion or remedy.

(d)                                                  A party may not rely on any conduct of another party as a defence to the exercise of a right, power, authority, discretion or remedy by that other party.

(e)                                                   This clause 13.3 may not itself be waived except in writing.

13.4                                        Variation

This deed poll may be amended only by another deed poll entered into by Bidder and BidCo, and then only if the amendment is agreed to by Talison and, if after the First Court Date, the Court indicates that the amendment would not preclude approval of the Scheme.

13.5                                        Cumulative rights

The rights, powers and remedies of Bidder, BidCo and each Scheme Shareholder under this deed poll are cumulative and do not exclude any other rights, powers or remedies provided by the law independently of this deed poll.

13.6                                        Assignment

The rights and obligations of each of Bidder and BidCo and the rights of each Scheme Shareholder under this deed poll are personal and must not be assigned, charged or otherwise dealt with at law or in equity.

13.7                                        Further action

Bidder and BidCo will promptly do all things and execute and deliver all further documents required by law to give effect to this deed poll and the transactions contemplated by it.

13.8                                        Governing law and jurisdiction

(a)                                                  This deed poll is governed by the laws of the state of Western Australia.

(b)                                                  Each of Bidder and BidCo irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the state of Western Australia for any proceedings in connection with this deed poll and waives any right it may have to object to an action being brought in those courts including by claiming that the action has been brought in an inconvenient forum.

Executed as a deed poll.

Executed by Rockwood Holdings, Inc. in accordance with its constituent documents and the laws of the place of its incorporation or registration, and in the presence of:

Signature of [•]	Signature of [•]

Name of [•]	Name of [•]

Executed by [•]:

Signature of [•]	Signature of [•]

Name of [•]	Name of [•]

Annexure C
Option Scheme

Scheme of Arrangement

Pursuant to section 411 of the Corporations Act

Talison Lithium Limited

Talison

The holders of options to subscribe for fully paid ordinary shares in
Talison Lithium Limited

Clayton Utz

Lawyers

Level 27 QV.1  250 St Georges Terrace Perth WA 6000  Australia

GPO Box P1214  Perth WA 6844

T +61 8 9426 8000  F +61 8 9481 3095

www.claytonutz.com

Our reference 60067/17196/80123998

ii

Contents

1.	Definitions and interpretation		2

	1.1	Definitions	2
	1.2	Interpretation	4
	1.3	Business Day	5

2.	Conditions		5

	2.1	Conditions to this Option Scheme	5
	2.2	Certificates in relation to Conditions	6
	2.3	Termination of Scheme Implementation Agreement	6

3.	Option Scheme		6

	3.1	Effective Date of Option Scheme	6
	3.2	End Date	6

4.	Implementation of Option Scheme		6

	4.1	Lodgement	6
	4.2	Transfer of Scheme Options	6
	4.3	Provision of Option Scheme Consideration	7

5.	Option Scheme Consideration		7

	5.1	Satisfaction of payment obligation	7
	5.2	Payment to Scheme Optionholders	7
	5.3	Joint holders	8
	5.4	Unclaimed moneys	8

6.	Exercise of Talison Options		8

	6.1	Issue of Talison Shares	8
	6.2	Talison Option Register	8
	6.3	Information to be made available to Bidder	9
	6.4	Effect of option certificates	9
	6.5	No disposals after Record Date	9

7.	General provisions		9

	7.1	Effect of Option Scheme	9
	7.2	Appointment of agent and attorney	9
	7.3	Enforcement of Deed Poll	9
	7.4	Scheme Optionholders’ agreement and consent	10
	7.5	Transfer with clear title and warranty by Scheme Optionholders	10
	7.6	Title to Scheme Options	10
	7.7	BidCo directions	10
	7.8	Alterations or conditions	10
	7.9	Notices	10
	7.10	Further assurances	11
	7.11	Stamp duty	11
	7.12	Fees and charges	11
	7.13	Governing law	11
	7.14	Limitation of liability	11

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Scheme of Arrangement made under section 411 of the Corporations Act 2001 (Commonwealth)

Parties                                                                                        Talison Lithium Limited ACN 140 122 078 of Level 4, 37 St Georges Terrace, Perth, Western Australia (Talison)

Each Scheme Optionholder

Recitals

L.                                                     Talison is a public company incorporated in the state of Western Australia and listed onthe TSX.

M.                                                 Rockwood Holdings, Inc. (Bidder) is a corporation registered in the United States of America and is listed on the NYSE.

N.                                                    [•] (BidCo) is a [•].

O.                                                    Talison and Bidder have entered into a Scheme Implementation Agreement dated 23 August 2012 (Scheme Implementation Agreement) pursuant to which, amongst other things, Talison has agreed to propose this Option Scheme to Talison Optionholders, and each of Talison and Bidder has agreed to take certain steps to give effect to this Option Scheme.

P.                                                      If this Option Scheme becomes Effective, then:

(a)                                                  all of the Scheme Options will be transferred to BidCo and the Option Scheme Consideration will be provided to the Scheme Optionholders in accordance with the provisions of this Option Scheme; and

(b)                                                  Talison will enter the name and address of BidCo in the Talison Option Register as the holder of all of the Scheme Options.

Q.                                                    Bidder and BidCo have entered into the Deed Poll for the purpose of, in the case of BidCo, covenanting in favour of Scheme Optionholders to perform the obligations contemplated of it under this Option Scheme, and, in the case of Bidder, procuring that BidCo performs the obligations contemplated of it under this Option Scheme.

14.                                               Definitions and interpretation

14.1                                        Definitions

In this Option Scheme, unless the contrary intention appears or the context requires otherwise:

ASIC means the Australian Securities and Investments Commission.

BidCo has the meaning given in Recital C.

Bidder has the meaning given in Recital B.

Business Day means a day that is not a Saturday, Sunday or public holiday and on which banks are open for business generally in Perth, Western Australia and Princeton, New Jersey.

Condition means a condition to this Option Scheme set out in clause 2.1.

Corporations Act means the Corporations Act 2001 (Cth).

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Court means the Federal Court of Australia or such other court of competent jurisdiction as Talison and Bidder agree in writing.

Deed Poll means the deed poll dated [•] executed by Bidder and BidCo in favour of the Scheme Optionholders.

Effective means, when used in relation to this Option Scheme, the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) (and, if applicable, section 411(6)) of the Corporations Act in relation to this Option Scheme.

Effective Date means the date on which the Option Scheme becomes Effective.

Encumbrance means a mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, trust arrangement, contractual right of set-off, or any other security agreement or arrangement in favour of any person, whether registered or unregistered, including any Security Interest.

End Date means 31 January 2013 or such later date as is agreed by Talison and Bidder in writing.

Implementation Date means the date which is 3 Business Days after the Record Date, or such other date as Talison, Bidder and BidCo agree in writing.

NYSE means the New York Stock Exchange.

Option Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between Talison and Scheme Optionholders as set out in this document, subject to any alterations or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act and approved in writing by Bidder and Talison.

Option Scheme Consideration means the consideration to be provided to Scheme Optionholders under the terms of this Option Scheme, being for each Scheme Option C$6.50 cash less the exercise price for that Scheme Option.

Option Scheme Meeting means the meeting of Talison Optionholders ordered by the Court in relation to this Option Scheme convened under section 411(1) of the Corporations Act.

Record Date means:

(a)                                                  if no date is set pursuant to clause 6.1(b) of the Scheme Implementation Agreement, 5.00 pm (Perth time) on the date which is 5 Business Days after the Effective Date;

(b)                                                  if a time and date is set pursuant to clause 6.1(b) of the Scheme Implementation Agreement, that time and date; or

(c)                                                   in each case, such other time and date agreed in writing between Talison and Bidder.

Registered Address means, in relation to a Talison Optionholder, the address of that Talison Optionholder shown in the Talison Option Register as at the Record Date.

Related Body Corporate has the meaning given in section 9 of the Corporations Act.

Scheme Implementation Agreement has the meaning given in Recital D.

Scheme Option means each Talison Option on issue as at the Record Date.

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Scheme Optionholder means each person registered in the Talison Option Register as the holder of Scheme Options.

Scheme Transfer means one or more proper instruments of transfer in respect of the Scheme Options for the purposes of section 1071B of the Corporations Act, which may be or include a master transfer of all or part of the Scheme Options.

Second Court Date means the first day of hearing of an application made to the Court for an order pursuant to section 411(4)(b) of the Corporations Act approving this Option Scheme or, if the hearing of such application is adjourned for any reason, means the first day of the adjourned hearing.

Security Interest has the meaning given in section 12 of the Personal Property Securities Act 2009 (Cth).

Share Scheme means the scheme of arrangement under Part 5.1 of the Corporations Act between Talison and the holders of shares in Talison, as contemplated in the Scheme Implementation Agreement.

Talison Option means an option to subscribe for Talison Share.

Talison Option Register means the register of optionholders of Talison maintained by or on behalf of Talison in accordance with section 168(1) of the Corporations Act.

Talison Optionholder means a person who is registered in the Talison Option Register as a holder of Talison Options.

Talison Share means an ordinary share in the capital of Talison.

TSX means the Toronto Stock Exchange.

14.2                                        Interpretation

In this Option Scheme headings are for convenience only and do not affect interpretation and, unless the contrary intention appears:

(a)                                                  a word importing the singular includes the plural and vice versa, and a word of any gender includes the corresponding words of any other gender;

(b)                                                  the word including or any other form of that word is not a word of limitation;

(c)                                                   if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(d)                                                  a reference to a person includes an individual, the estate of an individual, a corporation, an authority, an association or parties in a joint venture, a partnership and a trust;

(e)                                                   a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes any substituted or additional trustee;

(f)                                                    a reference to a document (including this agreement) is to that document as varied, novated, ratified or replaced from time to time;

(g)                                                   a reference to a party, clause, schedule, exhibit, attachment, or annexure is a reference to a party, clause, schedule, exhibit, attachment, or annexure to or of this agreement, and a reference to this

4

agreement includes all schedules, exhibits, attachments, and annexures to it;

(h)                                                  a reference to an agency or body if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or function removed (obsolete body), means the agency or body which performs most closely the functions of the obsolete body;

(i)                                                      a reference to a statute includes any regulations or other instruments made under it (delegated legislation) and a reference to a statute or delegated legislation or a provision of either includes consolidations, amendments, re-enactments and replacements;

(j)                                                     a reference to C$ or Canadian dollar is to Canadian currency;

(k)                                                  if a word or phrase is not given a defined meaning in clause 1.1 but is defined in or for the purposes of the Corporations Act, it has the same meaning when used in this agreement;

(l)                                                      a reference to a date or time is to that date or time in Perth, Western Australia; and

(m)                                              this Option Scheme must not be construed adversely to a party just because that party prepared it or caused it to be prepared.

14.3                                        Business Day

Except where otherwise expressly provided, where under this Option Scheme the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing shall be done on the immediately following Business Day.

15.                                               Conditions

15.1                                        Conditions to this Option Scheme

This Option Scheme is conditional upon, and will have no force or effect until, the satisfaction of each of the following conditions, and the provisions of clauses 3, 4 and 5 will not come into effect unless and until each of these conditions has been satisfied:

(a)                                                  as at 8.00 am on the Second Court Date each of the conditions set out in clause 3.2 of the Scheme Implementation Agreement (other than the condition relating to the approval of the Court and the condition relating to the Effectiveness of the Share Scheme, as set out in clause 3.2(d) and clause 3.2(b) respectively of the Scheme Implementation Agreement) have been satisfied or waived in accordance with the terms of the Scheme Implementation Agreement;

(b)                                                  as at 8.00 am on the Second Court Date neither the Scheme Implementation Agreement nor the Deed Poll has been terminated;

(c)                                                   the Court approves this Option Scheme and the Share Scheme under section 411(4)(b) of the Corporations Act with or without such alterations as are acceptable to Bidder and Talison;

(d)                                                  such other conditions made or required by the Court under section 411(6) of the Corporations Act in relation to this Option Scheme as are acceptable to Bidder and Talison have been satisfied; and

5

(e)                                                   the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable, section 411(6) of the Corporations Act) in relation to this Option Scheme and the Share Scheme.

15.2                                        Certificates in relation to Conditions

(a)                                                  At or before the Court hearing on the Second Court Date, Talison and Bidder will each provide to the Court a certificate (or such other evidence as the Court may request) confirming (in respect of matters within their knowledge) whether or not all of the Conditions set out in clause 15.1(a) and 15.1(b) of this Option Scheme have been satisfied.

(b)                                                  The certificates given by Talison and Bidder constitute conclusive evidence that the conditions have been satisfied.

15.3                                        Termination of Scheme Implementation Agreement

Without limiting any rights under the Scheme Implementation Agreement, in the event that the Scheme Implementation Agreement is terminated in accordance with its terms before 8.00 am on the Second Court Date, Talison, Bidder and BidCo are each released from:

(a)                                                  any further obligation to take steps to implement this Option Scheme; and

(b)                                                  any liability with respect to this Option Scheme.

16.                                               Option Scheme

16.1                                        Effective Date of Option Scheme

Subject to clause 3.2, this Option Scheme will take effect on and from the Effective Date.

16.2                                        End Date

This Option Scheme will lapse and be of no further force or effect if the Effective Date has not occurred on or before the End Date.

17.                                               Implementation of Option Scheme

17.1                                        Lodgement

If the Conditions (other than the Condition in clause 15.1(e)) are satisfied, Talison must lodge with ASIC in accordance with section 411(10) of the Corporations Act an office copy of the Court order approving this Option Scheme as soon as practicable after such office copy is received, and in any event by no later than 5.00 pm on the Business Day after the date on which the Court makes those orders (or such other Business Day as Talison and Bidder agree in writing).

17.2                                        Transfer of Scheme Options

On the Implementation Date:

(a)                                                  subject to the provision of the Option Scheme Consideration in the manner contemplated by clause 18.1, all of the Scheme Options will, together with all rights and entitlements attaching to the Scheme Options, be transferred to BidCo without the need for any further act by any Scheme Optionholder (other than acts performed

6

by Talison as attorney or agent for Scheme Optionholders under this Option Scheme), by:

(i)                  Talison delivering to BidCo a duly completed and executed Scheme Transfer (executed by Talison (as transferor) as the attorney and agent of each Scheme Optionholder under clause 20.2); and

(ii)                 BidCo executing the Scheme Transfer (as transferee) and delivering it to Talison for registration; and

(b)                 as soon as possible after receipt of the Scheme Transfer under clause 17.2(a)(ii), Talison must enter, or procure the entry of, the name and address of BidCo in the Talison Option Register as the holder of all of the Scheme Options.

17.3                                        Provision of Option Scheme Consideration

BidCo will provide (or procure the provision of) the Option Scheme Consideration in accordance with clause 18.1.

18.                                               Option Scheme Consideration

18.1                                        Satisfaction of payment obligation

BidCo will, before 12.00 noon on the Implementation Date, deposit in cleared funds the aggregate Option Scheme Consideration payable to all Scheme Optionholders into Canadian dollar denominated account nominated by Talison (the details of which must be notified by Talison or a depositary appointed by Talison to BidCo not less than 5 Business Days prior to the Implementation Date), such amount to be held on trust by Talison for the Scheme Optionholders (except that any interest on the amount will be for the account of BidCo).

18.2                                        Payment to Scheme Optionholders

(a)                 Subject to clauses 5.1 and 5.3, Talison will pay or procure the payment of the Option Scheme Consideration to each Scheme Optionholder on the Implementation Date by:

(i)                  delivery or effecting the delivery to each Scheme Optionholder by pre-paid airmail post at their Registered Address a pre-printed cheque drawn on a bank considered appropriate by Talison in the name of that Scheme Optionholder for the Option Scheme Consideration payable to that Scheme Optionholder in accordance with this Option Scheme; or

(ii)                 depositing or procuring the deposit into a bank account with any Australian ADI (as defined in the Corporations Act) or an equivalent financial institution in an overseas jurisdiction notified to Talison by the Scheme Optionholder prior to the Implementation Date the Option Scheme Consideration payable to that Scheme Optionholder in accordance with this Option Scheme.

(b)                 The cheques sent by Talison, or a depositary appointed by Talison, under this clause may be drawn, and the deposit made, at the discretion of Talison, in Canadian dollars, in Australian dollars or in the local currency of the country in which the relevant Scheme Optionholder’s Registered Address appears on the Talison Option Register as at the Record Date.

(c)                 Talison is authorised to effect any conversion of the Option Scheme Consideration in such manner as it deems appropriate (acting reasonably) and to deduct any costs,

7

charges or expenses associated with such conversion from the amount paid to the relevant Scheme Optionholder.

(d)                 Talison, or a depositary appointed by Talison, must deduct and withhold from any amount payable to any person as a consequence of this Option Scheme, such amounts as Talison determines, acting reasonably, are required to be deducted and withheld with respect to such payments under any applicable law.

(e)                 To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes under this Option Scheme as having been paid to the person in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing agency.

18.3                                        Joint holders

In the case of Scheme Options held in joint names, any cheque required to be paid to Scheme Optionholders will be payable to the joint holders and will be forwarded to the holder whose name appears first in the Talison Option Register as at the Record Date.

18.4                                        Unclaimed moneys

In the event that Talison believes that a Scheme Optionholder is not known at the Scheme Optionholder’s Registered Address, Talison may credit the amount payable to the relevant Scheme Optionholder to a separate bank account of Talison to be held on trust by Talison, or a depositary appointed by Talison, for the Scheme Optionholder until the Scheme Optionholder claims the amount or the amount is dealt with in accordance with any applicable unclaimed money legislation (except that any interest accruing on the amount will be for the account of BidCo). An amount credited to the account is to be treated as having been paid to the Scheme Optionholder when credited to the account.  Talison must maintain records of the amounts paid, the persons who are entitled to the amounts and any transfer of the amounts.

19.                                               Exercise of Talison Options

19.1                                        Issue of Talison Shares

(a)                 Talison will issue Talison Shares in accordance with any valid notice of exercise of a Talison Option which is received on or before 12.00 noon on the Business Day prior to the Record Date.

(b)                 Talison will not accept for registration or recognise for any purpose any notice of exercise of a Talison Option received after 12.00 noon on the Business Day prior to the Record Date and, after such time, the Talison Options shall not be capable of exercise notwithstanding any terms on which such Talison Options were granted.

(c)                 Each Scheme Optionholder acknowledges and agrees that, without limiting clauses 19.1(a) and 19.1(b), where a Talison Share is issued to a Talison Optionholder pursuant to the exercise of a Talison Option, that Talison Share shall be transferred to BidCo under the Share Scheme and the Talison Optionholder shall be bound by the terms of the Share Scheme in respect of any and all Talison Shares held as at the record date for the Share Scheme.

19.2                                        Talison Option Register

Talison will, until the Option Scheme Consideration has been deposited into the account nominated by Talison pursuant to clause 18.1 and BidCo has been entered in the Talison Option Register as the holder of all of the Scheme Options, maintain, or procure the

8

maintenance of, the Talison Option Register in accordance with the provisions of this clause 19 and the Talison Option Register in this form and the terms of this Option Scheme will solely determine entitlements to the Option Scheme Consideration.

19.3                                        Information to be made available to Bidder

Talison must procure that as soon as practicable following the Record Date (and, in any event, no later than 24 hours thereafter), details of the names, registered addresses and holdings of Talison Options of every Scheme Optionholder shown in the Talison Option Register as at the Record Date are made available to BidCo in electronic form or such other form as reasonably requested by Bidder prior to the Record Date.

19.4                                        Effect of option certificates

As from the time at which the Option Scheme Consideration is deposited into the account nominated by Talison pursuant to clause 18.1, all option certificates for the Scheme Options will cease to have effect as documents of title, and each entry on the Talison Option Register at that time and date (other than entries in respect of BidCo and its successors in title)will cease to have any effect other than as evidence of entitlement to the Option Scheme Consideration.

19.5                                        No disposals after Record Date

If this Option Scheme becomes Effective, a Scheme Optionholder, and any person claiming through that Scheme Optionholder, must not dispose of or purport or agree to dispose of any Scheme Options or any interest in them after the Record Date.

20.                                               General provisions

20.1                                        Effect of Option Scheme

This Option Scheme binds Talison and all of the Scheme Optionholders (including those who did not attend the Option Scheme Meeting or who did not vote at that meeting or who voted against this Option Scheme at that meeting) and, to the extent permitted by law, overrides the constitution of Talison and the terms of the Talison Options.

20.2                                        Appointment of agent and attorney

On this Scheme becoming Effective, each Scheme Optionholder, without the need for any further act, is deemed to have irrevocably appointed Talison as its agent and attorney for the purpose of:

(a)                 executing any document or form or doing any other act necessary to give effect to the terms of this Option Scheme including, without limitation, the execution of the Scheme Transfer; and

(b)                 enforcing the Deed Poll against Bidder and BidCo,

and Talison accepts such appointment.  Talison, as agent and attorney of each Scheme Optionholder, may sub-delegate its functions, authorities or powers under this clause 20.2 to all or any of its directors and officers (jointly, severally, or jointly and severally).

20.3                                        Enforcement of Deed Poll

Talison undertakes in favour of each Scheme Optionholder that it will enforce the Deed Poll against Bidder and BidCo on behalf of and as agent and attorney for the Scheme Optionholders.

9

20.4                                        Scheme Optionholders’ agreement and consent

Each Scheme Optionholder irrevocably:

(a)                 agrees to the transfer of its Scheme Options, together with all rights and entitlements attaching to those Scheme Options, to BidCo in accordance with the terms of this Option Scheme and agrees to the variation, cancellation or modification of the rights attached to their Scheme Options constituted by or resulting from this Option Scheme;

(b)                 consents to Talison and BidCo doing all things and executing all deeds, instruments, transfers or other documents as may be necessary, incidental or expedient to the implementation and performance of this Option Scheme; and

(c)                 acknowledges that this Option Scheme binds all of the Scheme Optionholders.

20.5                                        Transfer with clear title and warranty by Scheme Optionholders

(a)                 To the extent permitted by law, the Scheme Options transferred to BidCo under this Option Scheme will be transferred free from all mortgages, charges, liens, Encumbrances and interests of third parties of any kind, whether legal or otherwise.

(b)                 Each Scheme Optionholder is deemed to have warranted to Talison, in its own right and for the benefit of BidCo, that all their Scheme Options (including any rights and entitlements attaching to those options) will, at the date of the transfer of them to BidCo, be free from all mortgages, charges, liens, Encumbrances and interests of third parties of any kind, whether legal or otherwise, and restrictions on transfer of any kind, and that they have full power and capacity to sell and to transfer their Scheme Options to BidCo under this Option Scheme.

20.6                                        Title to Scheme Options

On and from the Implementation Date, BidCo will be beneficially entitled to the Scheme Options transferred to it under this Option Scheme pending registration by Talison of BidCo in the Talison Option Register as the holder of the Scheme Options.

20.7                                        BidCo directions

From the time at which the Option Scheme Consideration is provided in accordance with clause 18.1 until Talison registers BidCo as the holder of all of the Scheme Options in the Talison Option Register, each Scheme Optionholder must take all actions in the capacity of the registered holder of Talison Options as BidCo directs.

20.8                                        Alterations or conditions

Talison may, by its counsel or solicitors, and with the consent of Bidder and BidCo, consent on behalf of all persons concerned, including a Scheme Optionholder, to any alteration or condition to this Option Scheme which the Court thinks fit to make or impose.

20.9                                        Notices

(a)                 Where a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to Talison, it will for all purposes be deemed to be received on the date (if any) on which it is actually received at Talison’s registered office (and it will not be deemed to be received in the ordinary course of post) or at the place where the Talison Option Register is kept.

10

(b)                 The accidental omission to give notice of the Option Scheme Meeting to any Talison Optionholder, or the non-receipt of such a notice by any Talison Optionholder, will not, unless ordered by the Court, invalidate the Option Scheme or the proceedings at the Option Scheme Meeting.

20.10                                 Further assurances

(a)                 Each of the Scheme Optionholders consents to Talison doing all things necessary or incidental to give full effect to the implementation of this Option Scheme and the transactions contemplated by it.

(b)                 Talison must do all things and execute all documents necessary to give full effect to this Option Scheme and the transactions contemplated by it.

20.11                                 Stamp duty

BidCo will pay any duty (under the Duties Act 2008 (WA) or otherwise) payable on the transfer by Scheme Optionholders of the Scheme Options to BidCo.

20.12                                 Fees and charges

Talison must pay all filing, application or similar fees due in relation to this Option Scheme.

20.13                                 Governing law

This Option Scheme is governed by the laws of the State of Western Australia.  Each party irrevocably and unconditionally submits, in connection with this Scheme, to the non-exclusive jurisdiction of the Court and any courts which have jurisdiction to hear appeals from the Court and waives any right to object to any proceedings being brought in these courts.

20.14                                 Limitation of liability

None of Talison, Bidder nor BidCo nor any director, officer, secretary of any of them is liable for anything done or omitted to be done in the performance of this Option Scheme or the Deed Poll in good faith.

11

Annexure D

Option Scheme Deed Poll

Deed Poll
(in respect of the Option Scheme)

Rockwood Holdings, Inc.

Bidder

[•]

BidCo

In favour of each Scheme Optionholder

Clayton Utz

Lawyers

Level 27 QV.1  250 St Georges Terrace  Perth  WA  6000  Australia

GPO Box P1214  Perth  WA  6844

T +61 8 9426 8000  F +61 8 9481 3095

www.claytonutz.com

Our reference 60067/16697/80108485

Contents

1.	Definitions and interpretations		2

	1.1	Definitions	2
	1.2	Interpretation	2
	1.3	Nature of deed poll	2

2.	Condition		3

	2.1	Condition	3
	2.2	Termination	3
	2.3	Consequences of termination	3

3.	Obligation to pay Option Scheme Consideration		3

4.	Warranties		3

5.	Continuing obligations		4

6.	General		4

	6.1	Notices	4
	6.2	Duty	5
	6.3	Waiver	5
	6.4	Variation	6
	6.5	Cumulative rights	6
	6.6	Assignment	6
	6.7	Further action	6
	6.8	Governing law and jurisdiction	6

i

Option Scheme Deed poll made on	2012

Parties                               Rockwood Holdings, Inc. of 100 Overlook Center, Princeton, New Jersey, 08540, United States of America (Bidder)

[•] of [•] (BidCo)

In favour of                     Each Scheme Optionholder

Recitals

R.                 Talison and Bidder have entered into a Scheme Implementation Agreement dated [•] 2012 (Scheme Implementation Agreement) to provide for the implementation of the Scheme and the Option Scheme.

S.                  The effect of the Option Scheme which will be that BidCo acquires all of the Scheme Options from Scheme Optionholders in exchange for the Option Scheme Consideration.

T.                  Each of Bidder and BidCo is entering into this deed poll to covenant in favour of Scheme Optionholders that, in the case of BidCo, it will observe and perform the obligations contemplated of it under the Option Scheme, and, in the case of Bidder, that it will procure that BidCo observes and performs the obligations contemplated of it under the Option Scheme.

21.                Definitions and interpretations

21.1             Definitions

In this deed poll:

(a)                 Option Scheme means the proposed scheme of arrangement under Part 5.1 of the Corporations Act between Talison and the Scheme Optionholders as contemplated by the Scheme Implementation Agreement; and

(b)                 capitalised terms have the meanings given to them in the Option Scheme or the Scheme Implementation Agreement (as applicable), unless the context requires otherwise.

21.2             Interpretation

Clause 1.5 of the Scheme Implementation Agreement applies to the interpretation of this deed poll, except that references to “this agreement” are to be read as references to “this deed poll”.

21.3             Nature of deed poll

Each of Bidder and BidCo acknowledges that:

(a)                 this deed poll may be relied on and enforced by any Scheme Optionholder in accordance with its terms even though the Scheme Optionholders are not party to it; and

(b)                 under the Option Scheme, each Scheme Optionholder irrevocably appoints Talison as its agent and attorney to enforce this deed poll against Bidder and BidCo.

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22.                Condition

22.1             Condition

The obligations of each of Bidder and BidCo under this deed poll are subject to the Option Scheme becoming Effective.

22.2             Termination

If the Scheme Implementation Agreement is terminated or the Option Scheme does not become Effective on or before the End Date, the obligations of each of Bidder and BidCo under this deed poll automatically terminate and the terms of this deed poll will be of no further force or effect.

22.3             Consequences of termination

If this deed poll is terminated under clause 9.2 then, in addition and without prejudice to any other rights, powers or remedies available to it:

(a)                 each of Bidder and BidCo is released from its obligations to further perform this deed poll except those obligations under clause 26.2; and

(b)                 each Scheme Optionholder retains the rights they have against Bidder and/or BidCo (as the case may be) in respect of any breach of this deed poll Bidder which occurs before termination.

23.                Obligation to pay Option Scheme Consideration

Subject to clause 9:

(a)                 BidCo undertakes in favour of each Scheme Optionholder that it will:

(i)                  deposit the aggregate amount of the Option Scheme Consideration payable to all Scheme Optionholders in cleared funds into the trust account nominated by Talison in accordance with clause 5.1 of the Option Scheme; and

(ii)                 undertake all other actions attributed to it under the Option Scheme,

in accordance with the Option Scheme; and

(b)                 Bidder undertakes in favour of each Scheme Optionholder that it will procure that BidCo observes and performs all obligations contemplated of BidCo under the Option Scheme in accordance with the Option Scheme.

24.               Warranties

(a)                 Bidder represents and warrants that:

(i)                  it is a corporation validly existing under the laws of its place of registration;

(ii)                 the execution and delivery by it of this deed poll has been (or, prior to the Option Scheme becoming Effective, will be) properly authorised by all necessary corporate action and it has full corporate power and lawful authority to perform or cause to be performed its obligations under this

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deed poll and to carry out or cause to be carried out the transactions contemplated by this deed poll; and

(iii)                this deed poll will constitute legally valid and binding obligations on it enforceable in accordance with its terms (subject to any necessary stamping) and does not conflict with or result in a breach of a default under:

A.                  its constituent documents; or

B.                  any writ, order or injunction, judgment, law, rule or regulation to which it is party, or by which it is bound.

(b)                 BidCo represents and warrants that:

(i)                  BidCo is a [•];

(ii)                 the execution and delivery by it of this deed poll has been (or prior to the Scheme becoming Effective, will be) properly authorised by all necessary action and it has full power and lawful authority to perform or cause to be performed its obligations under this deed poll and to carry out or cause to be carried out the transactions contemplated by this deed poll; and

(iii)                this deed poll will constitute legally valid and binding obligations on it enforceable in accordance with its terms (subject to any necessary stamping) and does not conflict with or result in a breach of a default under:

A.                  its constituent or equivalent documents; or

B.                  any writ, order or injunction, judgment, law, rule or regulation to which it is party, or by which it is bound.

25.                Continuing obligations

This deed poll is irrevocable and, subject to clause 9, remains in full force and effect until:

(a)                 each of Bidder and BidCo has fully performed its obligations under this deed poll; or

(b)                 the earlier termination of this deed poll under clause 9.2.

26.                General

26.1             Notices

(a)                 All notices or other communication to Bidder or BidCo in respect of this deed poll must be:

(i)                  in writing;

(ii)                 signed by the sender or by a person duly authorised by the sender;

(iii)                addressed in the manner and delivered or sent by prepaid ordinary post to the address, or sent by fax to the fax number, relevantly described below:

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Address:	100 Overlook Center Princeton, New Jersey, 08540 United States of America

Facsimile:	+1 609 734-6406

Attentions:	Thomas J. Riordan

With a copy to:	Gilbert + Tobin

Address:	2 Park Street, Sydney, 2000 Australia

Facsimile:	+61 2 9263 4111

Attention:	Peter Cook and David Clee

(b)                 Any notice or other communication given in accordance with clause 26.1(a) will be deemed to have been duly given as follows:

(i)                  if delivered by hand, on delivery at the address of the addressee, unless that delivery is made on a non-Business Day, or after 5.00 pm on a Business Day, in which case that communication will be deemed to be received at 9.00 am on the next Business Day;

(ii)                 if sent by pre-paid mail, on the third Business Day after posting; and

(iii)                if sent by facsimile, at the local time (in the place of receipt of the facsimile) which then equates to the time at which that facsimile is sent as shown on the transmission report which is produced by the machine from which that facsimile is sent and which confirms transmission of that facsimile in its entirety, unless that local time is a non-Business Day, or after 5.00 pm on a Business Day, in which case that communication will be deemed to be received at 9.00 am on the next Business Day.

26.2             Duty

BidCo will:

(a)                 pay or procure the payment of all transaction duties and any related fines and penalties in respect of this deed poll, the performance of this deed poll and each transaction effected by or made under this deed poll (including in connection with the transfer of Scheme Options to BidCo in accordance with the terms of the Option Scheme); and

(b)                 indemnify each Scheme Optionholder against any liability arising from failure to comply with clause 13.2(a).

26.3             Waiver

(a)                 Waiver of any right arising from a breach of this deed poll or of any right, power, authority, discretion or remedy arising upon default under this deed poll must be in writing and signed by the party granting the waiver.

(b)                 A failure or delay in exercise, or partial exercise, of:

(i)                  a right arising from a breach of this deed poll; or

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(ii)                 a right, power, authority, discretion or remedy created or arising upon default under this deed poll,

does not result in a waiver of that right, power, authority, discretion or remedy.

(c)                 A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this deed poll or on a default under this deed poll as constituting a waiver of that right, power, authority, discretion or remedy.

(d)                 A party may not rely on any conduct of another party as a defence to the exercise of a right, power, authority, discretion or remedy by that other party.

(e)                 This clause 26.3 may not itself be waived except in writing.

26.4             Variation

This deed poll may be amended only by another deed poll entered into by Bidder and BidCo, and then only if the amendment is agreed to by Talison and, if after the First Court Date,  the Court indicates that the amendment would not preclude approval of the Option Scheme.

26.5             Cumulative rights

The rights, powers and remedies of Bidder, BidCo and each Scheme Optionholder under this deed poll are cumulative and do not exclude any other rights, powers or remedies provided by the law independently of this deed poll.

26.6             Assignment

The rights and obligations of each of Bidder and BidCo and the rights of each Scheme Optionholder under this deed poll are personal and must not be assigned, charged or otherwise dealt with at law or in equity.

26.7             Further action

Bidder and BidCo will promptly do all things and execute and deliver all further documents required by law to give effect to this deed poll and the transactions contemplated by it.

26.8             Governing law and jurisdiction

(a)                 This deed poll is governed by the laws of the state of Western Australia.

(b)                 Each of Bidder and BidCo irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the state of Western Australia for any proceedings in connection with this deed poll and waives any right it may have to object to an action being brought in those courts including by claiming that the action has been brought in an inconvenient forum.

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Executed as a deed poll.

Executed by Rockwood Holdings, Inc. in accordance with its constituent documents and the laws of the place of its incorporation or registration, and in the presence of:

Signature of [•]	Signature of [•]

Name of [•]	Name of [•]

Executed by [•]:

Signature of [•]	Signature of [•]

Name of [•]	Name of [•]

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